Exhibit 2.3

SALE AND CONTRIBUTION AGREEMENT

by and between

COUSINS PROPERTIES INCORPORATED,
3280 PEACHTREE I LLC AND 3280 PEACHTREE III LLC

and

TERMINUS ACQUISITION COMPANY LLC

February 4, 2013

Property	Location
Terminus 100	3280 Peachtree Road NE, Atlanta, Georgia
Terminus 200	3333 Piedmont Road NE, Atlanta, Georgia
Parking Component - Terminus	Atlanta, Georgia

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TABLE OF CONTENTS

1.	DEFINITIONS 1

2.	BACKGROUND STATEMENT; EARNEST MONEY; FORMATION AND TRANSFER DOCUMENTATION 12

2.1	Background Statement 12

2.2	Earnest Money 12

2.3	Formation 13

2.4	Tax Deferred Exchange by 3280-I 15

2.5	No Tax Deferred Exchange by Acquisition 16

3.	ACQUISITION INVESTMENT 16

4.	ACQUISITION'S DUE DILIGENCE AND INSPECTIONS 16

4.1	Delivery and Review of Property Documents 16

4.2	Inspection Rights 16

4.3	Intentionally Omitted 16

4.4	Title and Survey Examination 16

4.5	Notice of Termination 17

4.6	As-Is Contribution; Acquisition Release 18

5.	CONDITIONS TO CLOSING 19

5.1	Of Acquisition 19

5.2	Of Cousins 21

6.	CLOSING 22

7.	PRORATIONS, CREDITS, CLOSING COSTS AND POST CLOSING PAYMENT OBLIGATIONS 23

7.1	Prorations and Credits 23

7.2	Closing Costs for T100 Property 26

7.3	Closing Costs for T200 Property 27

7.4	Survival 27

8.	CONVEYANCES AND DELIVERIES AT CLOSING 27

8.1	Sale and Contribution Conveyance Agreements 27

8.2	Property Owner's and Cousins Other Deliveries 30

8.3	Acquisition's Deliveries 31

8.4	T100 LLC's Deliveries and Ground Lease 32

8.5	T200 LLC's Deliveries 32

9.	REPRESENTATIONS AND WARRANTIES 33

9.1	Representations and Warranties of Cousins 33

9.2	Modifications, Reaffirmation at Closing 39

9.3	Survival 39

9.4	Acquisition's Representations and Warranties 40

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10.	COUSINS' COVENANTS 41

10.1	No Alteration of Title 41

10.2	Standard of Operation and Maintenance 41

10.3	Approved New Leases and Modifications to Existing Leases 41

10.4	Insurance 42

10.5	Notice of Property Matters 42

10.6	Representations and Warranties 42

10.7	Termination at Closing of Affiliate Management and Leasing
Agreements    43

10.8	Unrecorded Contractual Agreements Regarding Residential
Components of Terminus    43

10.9	Amendments to Declarations/REAs 43

10.10	Amendments to Bond Documents and Existing Loan Documents 43

10.11	Indemnity Regarding Lawsuit 43

11.	NOTICES 44

12.	CASUALTY AND CONDEMNATION 45

12.1	Casualty 45

12.2	Condemnation 45

12.3	Survival 46

13.	NO BROKERS 46

14.	DEFAULT AND REMEDIES 46

14.1	Default on or Prior to Closing 46

14.2	Default Subsequent to Closing; Liability and Limitation of Liability 47

14.3	Survival 48

15.	GENERAL PROVISIONS 48

15.1	Execution Necessary 48

15.2	Counterparts 48

15.3	Successors and Assigns 48

15.4	Entire Agreement 48

15.5	Time is of the Essence 48

15.6	Governing Law 48

15.7	Survival 48

15.8	Further Assurances 49

15.9	Exclusive Application 49

15.10	Partial Invalidity 49

15.11	Interpretation 49

15.12	Waiver of Rights 49

15.13	No Implied Waiver 49

15.14	Attorney's Fees 50

15.15	Exhibits and Schedules 50

15.16	Confidentiality 50

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15.17	Jury Trial 50

15.18	Reporting 51

15.19	Publicity 51

15.20	Joint and Several Liability 51

15.21	Survival 51

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LIST OF EXHIBITS AND SCHEDULES

EXHIBIT	TITLE

A.	List of Properties and Legal Description of Land: Schedule 1: Terminus 100 and Parking Component Schedule 2: Terminus 200
B.	Commission Agreements: Schedule 1: T100 Property Schedule 2: T200 Property
C.	Existing Loan Documents – T100 Property
D.	Description of Ground Leases
E.
Leasing Information:
Schedule 1: List of Leases and Guaranties for T100 Property
Schedule 2: Security Deposits for T100 Property
Schedule 3: Prepaid Rent for T100 Property
Schedule 4: List of Leases and Guaranties for T200 Property
Schedule 5: Security Deposits for T200 Property
Schedule 6: Prepaid Rent for T200 Property

F.	Form of Trademark Assignment
G.	Escrow Agreement
H.	Operating Agreements: Schedule 1: T100 Property Schedule 2: T200 Property
I.	Personal Property: Schedule 1: T100 Property Schedule 2: T200 Property
J.	Bond Documents: Schedule 1: T100 Property Schedule 2: T200 Property
K.	Tenant Estoppel Certificate Form
L.	Form of T100 MOA Amendment
M.	Form of T200 MOA Amendment
N.	Reserved
O.	Schedule of Outstanding Tenant Concessions
P.	Schedule of Unpaid Commissions
Q.	Assignment of Ground Lease

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R.	Bill of Sale
S.	Assignment and Assumption of Subleases
T.	Assignment of Operating Agreements
U.	Notices of Transfer: Schedule 1: To Tenants Schedule 2: To Operating Agreement Parties
V.	General Assignment
W.	Assignment of Bond Documents
X.	Owner's Affidavit
Y.	Reserved
Z.	Reaffirmation of Representations Schedule 1: Property Owner Schedule 2: Acquisition
AA.	Form of Assignment of Domain Names
BB.	Non-Foreign Affidavit
CC.	Georgia Residency Certificate
DD.	Representations Exceptions Schedule
EE.	Transfer and Assignment of Bond
FF.	Receipt for Bond
GG.	Certificate Designating Authorized Lessee Representatives
HH.	Home Office Payment Agreement
II.	Opinion of Counsel (to Authority and Trustee)
JJ.	Officer's Certificate / Assignor of Bond
KK.	Officer's Certificate / Assignee of Bond
LL.	Letter to Authority and Trustee
MM.	Endorsements

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SALE AND CONTRIBUTION AGREEMENT
THIS SALE AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of February 4, 2013 (the "Effective Date"), by and among COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("Cousins"), 3280 PEACHTREE I LLC, a Georgia limited liability company ("3280-I"), 3280 PEACHTREE III LLC, a Georgia limited liability company ("3280-III"), and TERMINUS ACQUISITION COMPANY LLC, a Delaware limited liability company ("Acquisition").
R E C I T A L S:
A.3280-I is a wholly owned subsidiary of Cousins and is the owner of a leasehold interest in the T100 Property (as such term is defined in this Agreement).
B.3280-III is a wholly owned subsidiary of Cousins and is the owner of a 20% membership interest in MSREF/Cousins Terminus 200 LLC, a Delaware limited liability company ("Cousins/MSREF LLC"), which is the owner of a leasehold interest in the T200 Property (as such term is defined in this Agreement).
C.3280-III entered into a Membership Interest Purchase Agreement dated December 7, 2012, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated January 30, 2013 (the "T200 MIPA"), with MSREF VII Global U.S. Holdings (FRC) L.L.C., a Delaware limited liability company ("MS"), to acquire MS's 80% interest in Cousins/MSREF LLC, and 3280-III has assigned the right to acquire a 1% interest in Cousins/MSREF LLC to Cousins Real Estate Corporation, a Georgia corporation ("CREC"), so that 3280-III will own 99% of the Cousins/MSREF LLC membership interests and CREC will own 1% of the Cousins/MSREF LLC membership interests.
D.Cousins and Acquisition are entering into this Agreement to outline the terms by which 3280-I, Cousins/MSREF LLC and Acquisition will become the members of "Venture" (as that term is defined in this Agreement) and by which Venture will become the sole member of T100 LLC and T200 LLC.
In consideration of the promises, covenants, representations and warranties set forth in this Agreement, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by each Party to the other on the execution of this Agreement, the receipt and sufficiency of which are acknowledged by each Party, the Parties agree as follows:
1.Definitions. Wherever used in this Agreement, the following terms will have the meanings set forth below:
"Acquiring Entity" is defined in Section 7.1.
"Acquisition Express Representations and Warranties" means the representations and warranties of Acquisition set forth in this Agreement.

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"Acquisition Related Parties" means any partner, shareholder, officer, director, employee, agent, contractor, person or other representative acting or purporting to act on behalf of Acquisition or any Affiliate of Acquisition.
"Acquisition's Representatives" means Acquisition's officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers.
"Additional Acquisition Investment" is defined in Section 3.
"Affiliate" means with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person, or (ii) any Person in which such Person has a fifty percent (50%) or more direct or indirect beneficial interest (whether an initial, residual or contingent interest) or as to which such Person, directly or indirectly, serves as a managing member, general partner, trustee or in a similar fiduciary or management capacity.
"Agreement" means this Sale and Contribution Agreement with respect to the Assets.
"Approved New Lease" is defined in Section 10.3.
"Assets" means all of the Properties in the aggregate, as described on Exhibit A; the Assets include, with respect to each Property, the Real Property, the Leases, the Guaranties, the Security Deposits, the Operating Agreements, the Personal Property, the Declarant Rights, the Ground Leases, the Bonds, the Intangible Property and the Residual Rights applicable to each such Property.
"Assignment of Parking Agreements with AmeriPark" means the agreement in which Cousins assigns its interest under the Parking Agreements with AmeriPark, Inc.
"Associations" means collectively, the (i) Terminus Master Condominium Association, Inc. and (ii) City Center Property Owners Association, Inc.
"Authority" means The Development Authority of Fulton County, Georgia.
"Bonds" means collectively, the T100 Bond and the T200 Bond.
"Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Georgia or the State of New York are authorized by law or executive action to close.
"Car Wash Operating Agreement" means that certain Operating Agreement dated April 2, 2012 by and between 3280-I and Transportation Group LLC, DBA AES Executive Services.
"City Center Declaration" means that certain Amended, Modified and Restated Declaration of Covenants, Conditions and Restrictions; Easements, Restrictions, Development Agreement; and Modification of Easements, Covenants, Conditions, Restrictions and Other Agreements, dated August 13, 1999, among Hotel Owner, the City Center Association, and BRE/Atlanta L.L.C., a

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Delaware limited liability company, recorded on January 18, 2000, in Deed Book 28389, Page 285, Fulton County, Georgia records,  as amended by, inter alia,  (i) that certain First Amendment to Amended, Modified and Restated Declaration of Covenants, Conditions and Restrictions; Easements, Restrictions, Reservations and Grant of Development Rights in Limited Warranty Deed; Off-Site Development Agreement; and Modification of Easements, Covenants, Conditions, Restrictions and Other Agreements between and among 3280 I LLC, 3280 Peachtree II LLC and HMC HT LLC, dated May 27, 2005, recorded in Deed Book 40116, Page 620, aforesaid records, (ii) that certain Second Amendment to Amended, Modified and Restated Declaration of Covenants, Conditions and Restrictions; Easements, Restrictions, Reservations and Grant of Development Rights in Limited Warranty Deed; Off-Site Development Agreement; and Modification of Easements, Covenants, Conditions, Restrictions and Other Agreements by and between 3280 I LLC and HMC HT LLC, dated May 18, 2006, recorded on May 22, 2006 in Deed Book 42620, Page 541, aforesaid records, (iii) that certain Third Amendment to Amended, Modified and Restated Declaration of Covenants, Conditions and Restrictions; Easements, Restrictions, Reservations and Grant of Development Rights in Limited Warranty Deed; Off-Site Development Agreement; and Modification of Easements, Covenants, Conditions, Restrictions and Other Agreements by and among 3280 I LLC, Hotel Owner, P&L City Center, LLC  and the Realm Master Association, dated as of December 6, 2007, recorded on December 7, 2007 in Deed Book 46064, Page 394, aforesaid records, and (iv) that certain Fourth Amendment to Amended, Modified and Restated Declaration of Covenants, Conditions and Restrictions; Easements, Restrictions, Reservations and Grant of Development Rights in Limited Warranty Deed; Off-Site Development Agreement; and Modification of Easements, Covenants, Conditions, Restrictions and Other Agreements by and among 3280 I LLC, HMC HT, LLC, City Center Property Owners Association, Inc., and Terminus Master Condominium Association, Inc., dated as of December 14, 2012, recorded on December 14, 2012 in Deed Book 52016, Page 656, aforesaid records.
"Closing" means the consummation and closing of the Transaction.
"Closing Date" means February 6, 2013 for the T100 Closing, and February 7, 2013 for the T200 Closing.
"Commission Agreements" is defined in Section 9.1(M). When the term "Commission Agreements" is used by implication in connection with a single Property, the term "Commission Agreements" will be a reference only to the Commission Agreements applicable to such Property.
"Condemnation Proceeding" means any proceeding in condemnation, eminent domain or any conveyance in lieu against any portion of the Assets.
"Condo Declaration" means that certain Declaration of Condominium for Terminus®, A Master Condominium recorded on October 1, 2007, in Deed Book 45763, Page 506, as amended by that certain Amendment to Declaration of Condominium for Terminus®, a Master Condominium recorded on June 4, 2008, in Deed Book 46822, Page 218 and as re-recorded on July 28, 2009 in Deed Book 47025, Page 291, and as further amended by that certain Second Amendment to the Declaration of Condominium for Terminus®, a Master Condominium recorded December 14, 2012 in Deed Book 52016, Page 608, all in Fulton County, Georgia records.

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"Control" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "Controlling" and "Controlled" have the meanings correlative to the foregoing.
"Cousins' Express Representations and Warranties" means the express representations and warranties of the Cousins Parties contained in this Agreement.
"Cousins/MSREF LLC" is defined in the Recitals and will include its successor by name change (as is contemplated in Section 2.3).
"Cousins Related Parties" means any partner, shareholder, officer, director, employee, agent, contractor, person or other representative acting or purporting to act on behalf of Cousins, 3280-I, 3280-III, CREC or any Affiliate of Cousins.
"Cousins Parties" means collectively, Cousins, 3280-I, 3280-III and CREC. Following the time of the acquisition by 3280-III and CREC of the membership interests of MSREF in Cousins/MSREF LLC, "Cousins Parties" will include Cousins/MSREF LLC.
"Cousins POC" means Cousins POC I LLC.
"Crescent POC" means Crescent POC Investors, L.P.
"Declarant Rights" means collectively, the rights and powers of (x) "Declarant" pursuant to the City Center Declaration, the Condominium Declaration, the Supplemental Declaration, and the Residential Supplemental Declaration, and (y) "Class B Member" pursuant to the City Center Declaration.
"Domain Names" means terminusbuckhead.com, terminusgallerywalk.com, terminus rewards.com, terminus-atlanta.com, gallerywalkatterminus.com, and terminusatlanta.com.
"Domain Names Assignment" means the document attached as Exhibit AA.
"Due Diligence Deadline" means the deadline expiring upon the execution and delivery of this Agreement.
"Due Diligence Material" is defined in Section 15.16.
"Earnest Money" is defined in Section 2.2.
"Effective Date" means the date on page 1 of this Agreement.
"Environmental Law" means any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency

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Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued relative to the foregoing.
"Escrow Agent" means Fidelity National Title Insurance Company.
"Escrow Agreement" means the escrow agreement entered into on the Effective Date of this Agreement among Cousins 3280-I, 3280-III, Acquisition and Escrow Agent governing the Earnest Money.
"Estimated Free Rent Credit" shall have the meaning ascribed to such term in the T200 MIPA.
"Existing Indebtedness" means the loan in the current principal amount of $135,767,338.05 made by Existing Lender to 3280-I with respect to the T100 Property.
"Existing Lender" means, as to the T100 Property, The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.
"Existing Loan Documents" means the documents and instruments entered into in connection with the Existing Indebtedness.
"Existing Survey" means that certain ALTA/ACSM Land Title Survey prepared by TerraMark Professional Land Surveying, Inc. under project no. 2004-115, dated October 6, 2007, revised December 20, 2010 and further revised January 30, 2013.
"General Assignment" means the document attached as Exhibit V.
"Ground Leases" means the lease agreements entered into by 3280-I with the Authority on December 1, 2006 and September 28, 2007, respectively.
"Guaranties" means the guaranties associated with the Leases, including the guaranties identified in Exhibit E and any new guaranties delivered with Approved New Leases pursuant to Section 10.3.
"Hazardous Substances" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is now or may in the future be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, petroleum products, and polychlorinated biphenyls).
"Improvements" means the buildings, structures (surface and subsurface) and other improvements owned (or leased from the Authority pursuant to the Ground Leases) by the applicable Property Owner now or at Closing situated on or attached to any parcel of the Land. Notwithstanding the foregoing, however, when the term "Improvements" is used by implication in connection with

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a single Property, the term "Improvements" will be a reference only to the Improvements applicable to such Property.
"Initial Acquisition Investment" is defined in Section 3.
"Intangible Property" means the intangible property, if any, owned by Property Owner and related to the Land and Improvements, including without limitation, Property Owner's rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Land, Improvements and any future improvements; (ii) all assignable warranties or guaranties given or made with respect to the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely related to the Land or Improvements; (iv) all of Property Owner's right, title and interest in and to all assignable Operating Agreements; and (v) all of Property Owner's right, title and interest in the Project Name, including the rights to the domain name for the Property. Notwithstanding the foregoing, however, when the term "Intangible Property" is used by implication in connection with a single Property, the term "Intangible Property" will be a reference only to the Intangible Property applicable to the intangible property associated with such Property.
"Land" means those tracts or parcels of land described on Schedule A-1 and Schedule A-2 to Exhibit A. Notwithstanding the foregoing, however, when the term "Land" is used by implication in connection with a single Property, the term "Land" will be a reference only to the Land applicable to such Property.
"Lease" and "Leases" means the leases with the tenants identified in Exhibit E, and any Approved New leases entered into pursuant to Section 10.3 of this Agreement. Notwithstanding the foregoing, however, when the term "Lease" or "Leases" is used by implication in connection with a single Property, the term "Lease" or "Leases" will be a reference only to the Lease or "Leases" applicable to such Property.
"Management Agreements" means collectively, the Management Agreement to be executed by Cousins (or its Affiliate) and T100 LLC with respect to the T100 Property and the Management Agreement to be executed by Cousins (or its Affiliate) and T200 LLC with respect to the T200 Property, each in the form to be agreed on by the parties to this Agreement.
"Monetary Objection" or "Monetary Objections" means (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Assets (other than the Existing Loan Documents), (b) any monetary lien (unless resulting from any act or omission of Acquisition or any of its agents, contractors, representatives or employees or any tenant of the Assets), and (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Assets which are delinquent.
"New Financing" means that certain loan in the principal amount of $82,000,000.00 to be made by Existing Lender to T200 LLC.

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"New Financing Documents" means the documents and instruments to be executed in connection with the New Financing.
"Ongoing Lawsuit" is defined in Section 10.11.
"Operating Agreements" means the agreements described on Exhibit H relating to the repair, maintenance or operation of the Land, Improvements or Personal Property. Notwithstanding the foregoing, however, when the term "Operating Agreements" is used by implication in connection with a single Property, the term "Operating Agreements" will be a reference only to the Operating Agreements applicable to such Property.
"Parking Agreements with AmeriPark" means collectively, (i) that certain Parking Management Agreement dated November 26, 2006 by and between Cousins and AmeriPark, Inc. and (ii) that certain Valet Parking Agreement dated November 26, 2006 by and between Cousins and AmeriPark, Inc., as amended by that certain First Amendment to Valet Parking Agreement dated May 8, 2009 by and between Cousins and AmeriPark, Inc.
"Parking Operating Agreement" means that certain Second Amended and Restated Combined Parking Facilities Operating Agreement effective as of January 1, 2011, by and between 3280-I and Cousins/MSREF LLC.
"Parking Component" means that portion of the T100 Property consisting of a multi-level parking structure and retail space within the Land described on Schedule A-1 to Exhibit A.
"Party" means either Cousins, 3280-I, 3280-III or Acquisition, as the context may require.
"Permitted Exceptions" means, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable, (b) the Leases and the Ground Leases, (c) the T100 Bond Documents and the T200 Bond Documents, and (d) such other easements, restrictions and encumbrances of record as of the Effective Date that Acquisition has not objected to in accordance with Section 4.4. Under no circumstance will Monetary Objections constitute Permitted Exceptions except for the Existing Loan Documents, which are Permitted Exceptions.
"Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.
"Personal Property" means all fixtures and fittings, furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Property Owner or which Property Owner deems proprietary), machinery, apparatus and equipment owned by Property Owner and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated on the Land, if any, including, without limitation, the items described on Exhibit I, and all books, records, budgets and files (excluding any appraisals, strategic plans for the Asset, internal analyses, information regarding the marketing of the Assets for sale, submissions relating to Property Owner's obtaining of trust, corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the

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possession or control of Property Owner or Property Owner's asset manager which Property Owner reasonably deems proprietary) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees, and will be conveyed subject to depletions, replacements and additions in the ordinary course of business. With respect to the T200 Property, the Personal Property includes the Sculpture. Notwithstanding the foregoing, however, when the term "Personal Property" is used by implication in connection with a single Property, the term "Personal Property" will be a reference only to the Personal Property applicable to the Improvements located on such Property.
"POC Contract" is the Purchase and Sale Agreement dated the date hereof by and between Crescent POC and Cousins POC.
"Project Name" means the Property Owner's right, title, and interest, if any, in the names of each of the Properties set forth on Exhibit A. Notwithstanding the foregoing, however, when the term "Project Name" is used by implication in connection with a single Property, the term "Project Name" will be a reference only to the Project Name applicable to the Improvements located on such Property.
"Property" means the Real Property, the Ground Leases, the Leases, the Security Deposits, the Operating Agreements, the Personal Property and the Intangible Property. Notwithstanding the foregoing, however, when the term "Property" is used by implication in connection with a single parcel or group of parcels of Land as identified in Schedule A-1 and Schedule A-2 of Exhibit A, the term "Property" will be a reference only to such Property.
"Property Owner" means either 3280-I or Cousins/MSREF LLC, and when the term "Property Owner" is used it will be a reference only to the Property owned by such Property Owner.
"Purchase Price" is defined in Section 2.3J.
"REA" means that certain Reciprocal Easement Agreement and Termination of Grant of Easement dated as of September 30, 2004, and recorded in Deed Book 38572, Page 158 and as amended by First Amendment to Reciprocal Easement Agreement and Termination of Grant of Easement dated August 15, 2007, and recorded in Deed Book 45557, Page 528, all in Fulton County, Georgia records.
"Real Property" means the Land and the Improvements located on the Land, including, without limitation, (a)  all easements appurtenant to the Land, (b) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (c) all right, title and interest, if any, of the owner of the Land in and to any and all strips and gores of land located on or adjacent to the Land, (d) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, and (e) all rights to development of the Land granted by governmental entities having jurisdiction over the Land. When the term "Real Property" is used by implication in connection with a single Property, the term "Real Property" will be a reference only to the Real Property applicable to such Property.

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"Representations Exceptions Schedule" means the exceptions to the representations and warranties set forth on Exhibit DD.
"Residential Supplemental Declaration" means that certain Supplemental Declaration of Easements, Covenants, Conditions and Restrictions for Residential Component #1 and Residential Component #2 of Terminus®, a Master Condominium, by 3280 Peachtree I LLC, dated as of December 20, 2012, recorded in Deed Book 52050, page 295, Fulton County, Georgia records.
"Residual Rights" means any other rights, title and interest, if any, in and to the Properties and the Intangible Property held by any of the Cousins Parties or any of their respective Affiliates.
"Sculpture" is defined in Section 8.1I.
"Sculpture Agreement" is defined in Section 8.1I.
"Security Deposits" mean the security deposits actually held by a Property Owner with respect to the Leases.
"Survey" or "Surveys" means current as‑built plats of surveys of the Land to be obtained by Cousins for the benefit of Acquisition, T100 LLC, T200 LLC and the Venture prepared for and certified by a registered land surveyor licensed as such in the state in which the Properties are located.
"Supplemental Declaration" means that certain Supplemental Declaration of Easements, Covenants, Conditions and Restrictions for Terminus 100, Terminus 200 and 10 Terminus Place Condominium by 3280 Peachtree I LLC, dated as of April 23, 2007, recorded in Deed Book 45763, page 312; as amended by First Amendment to Supplemental Declaration of Easements, Covenants, Conditions and Restrictions for Terminus 100, Terminus 200 and 10 Terminus Place Condominium, dated as of December 6, 2007, recorded in Deed Book 46064, page 446; as further amended by Second Amendment to Supplemental Declaration of Easements, Covenants, Conditions and Restrictions for Terminus 100, Terminus 200 and 10 Terminus Place Condominium dated November 15, 2012, recorded in Deed Book 52017, page 1, all in Fulton County, Georgia Records.
"T100 Access Agreement" means the Access Agreement for the T100 Property dated December 11, 2012 between 3280-I and Acquisition, as amended.
"T100 Bond" means the Development Authority of Fulton County Taxable Revenue Bonds (Terminus Project) Series 2006A, dated December 27, 2006, numbered R-1.
"T100 Bond Documents" means all of the documents and instruments executed in connection with the T100 Bond that will be binding on the Property or any Acquiring Entity following the Closing.
"T100 Closing" means the date of the contribution by 3280-I of the T100 Property to Venture and the sale by 3280-I of a 50% interest in Venture for the Initial Acquisition Investment as contemplated in Section 2.3.

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"T100 Contribution Documents" means the conveyance documents to be executed and/or delivered by the Property Owner pursuant to Article 8.
"T100 LLC" means Terminus Venture T100 LLC, a to be formed Delaware limited liability company whose sole member will be Venture and which will own the T100 Property.
"T100 LLC Agreement" means Terminus Venture T100 LLC, a to be formed Delaware limited liability company whose sole member will be Venture and which will own the T100 Property.
"T100 MOA Amendment" means the Second Amendment to Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest, by and among T100 LLC, 3280 I, the Authority, and the Fulton County Board of Assessors, substantially in the form attached as Exhibit L.
"T100 Property" means the 654,781 square foot office building known as Terminus 100 and the shared parking structure (defined as the Parking Component in this Agreement) located on the Land described on Schedule A-1 to Exhibit A and all Property related thereto.
"T200 Access Agreement" means the Access Agreement between 3280-III and Acquisition dated December 11, 2012, as amended.
"T200 Bond" means the Development Authority of Fulton County Taxable Revenue Bonds (Terminus Project) Series 2006B, dated May 5, 2010, numbered R-4.
"T200 Bond Documents" means all of the documents and instruments executed in connection with the T200 Bond which will be binding on the Property or any Acquiring Entity following the Closing.
"T200 Closing" means the date of the contribution by Cousins/MSREF LLC of the T200 Property to Venture and the date of the Additional Acquisition Investment.
"T200 Contribution Documents" means the conveyance documents to be executed and/or delivered by the Property Owner pursuant to Article 8.
"T200 LLC" is defined in the recitals.
"T200 LLC Agreement" is defined in Section 2.3.
"T200 MIPA" means the agreement described in recital C on Page 1 of this Agreement.
"T200 MOA Amendment" means the First Amendment to Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest, by and among T200 LLC, 3280 I, the Authority, and the Fulton County Board of Assessors, substantially in the form attached as Exhibit M.
"T200 Property" means the 565,984 square foot office building known as Terminus 200 on the Land described in Schedule A-2 to Exhibit A and all Property related thereto.

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"Taxes" is defined in Section 7.1.A.
"Tenant Concessions" means any out-of-pocket payments required under the Leases to be paid by the landlord to or for the benefit of the tenants which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, and refurbishment allowances and costs. The term "Tenant Concessions" does not include loss of income resulting from any free rental period, it being understood and agreed that Property Owner bears the loss resulting from any free rental period until the Closing Date and that the Acquiring Entity (as hereinafter defined) bears such loss from and after the Closing Date.
"Tenant Estoppels" means the estoppel certificates executed by the tenants under the Leases.
"Tenant Estoppel Certificate Form" means the estoppel certificate in the form set forth on Exhibit K.
"Tenant Estoppel Requirement" means Tenant Estoppels executed by eighty percent (80%) of the tenants under the Leases with respect to a Property (and such percentage will be calculated on a rentable square footage basis of the Improvements so leased).
"Term Sheet" is defined in Section 2.1.
"Title Commitment" means, for each Property, the commitment of the Title Company to issue the Title Policy.
"Title Company" means First American Title Insurance Company.
"Title Policy" means, for each Property, the full coverage, standard, revised ALTA Owner's Policy of Title Insurance, issued by the Title Company.
"Total Acquisition Investment" means the Initial Acquisition Investment and the Additional Acquisition Investment.
"Trademark Assignment" means the agreement in the form attached as Exhibit F to be executed by Cousins and Venture.
"Transaction" means the conveyance and formation transactions contemplated by this Agreement.
"Trustee" means The Bank of New York Mellon (f/k/a The Bank of New York Trust Company, N.A.).
"UCC Certifications" means Uniform Commercial Code and other relevant searches from the State and County (or City, as the case may be) in which the Land is located, and in which the Property Owners maintain its chief executive office or its principal business office.
"Venture" means Terminus Office Holdings LLC, a Delaware limited liability company.

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"Venture Agreement" is defined in Article 2.
2.    Background Statement; Earnest Money; Formation and Transfer Documentation. The formation of Venture, T100 LLC and T200 LLC, and the investment of the Acquisition Investment and the contribution of the Assets will be on the following terms and conditions:
2.1    Background Statement. Cousins and Acquisition entered into a Term Sheet executed by them on December 11, 2012 which outlines the general terms of the Transaction (the "Term Sheet"). This Agreement supersedes and replaces the Term Sheet. As provided in Section 5.2.D., 3280-III's obligation to cause Cousins/MSREF LLC to convey the T200 Property is conditioned on performance by MS of its obligation to convey to 3280-III MS's membership interest in Cousins/MSREF LLC. As provided in Article 6, the obligations of each of the Cousins Parties and Acquisition under this Agreement are conditioned on the simultaneous closing of the acquisition by Cousins or its Affiliate of the property subject to the POC Contract. Pursuant to the T100 Access Agreement and the T200 Access Agreement, Acquisition has commenced and is continuing its due diligence with respect to the Properties. The Transaction is to be effected over a two (2) day closing; however, on February 6, 2013 (being the day of the T100 Closing), all documents and funds required for the T200 Closing will be delivered in escrow such that the T200 Closing will occur on February 7, 2013 at 9:00 a.m., Eastern Time, and will not be subject to any conditions precedent other than the T100 Closing having occurred on February 6, 2013. All funds for the T100 Closing will remain in escrow until the T200 Closing, and funds will be released for both Closings simultaneously.
2.2    Earnest Money. Acquisition has delivered to Escrow Agent $2,000,000.00 (the "Earnest Money") to secure Acquisition's obligations under this Agreement as provided in Article 14. Any interest and other income earned from time to time on the Earnest Money will be earned for the account of Acquisition, and will be a part of the Earnest Money. The Earnest Money will only be refundable if Acquisition terminates this Agreement (i) as provided in Section 4.4.C. for failure to cure a title defect, (ii) as provided in Section 5.1 and Article 6 in the event a condition precedent to Acquisition's obligations to close is not satisfied or otherwise waived in writing by Acquisition, (iii) in the event of a default by any of the Cousins Parties as provided in Article 14, (iv) in the event of a termination for a casualty or condemnation as provided in Article 12, or (v) in accordance with any other provision contained herein which explicitly provides such right to Acquisition. In the event Acquisition is entitled to the Earnest Money pursuant to the terms of this Agreement, Escrow Agent will pay such amount with all accrued interest within five (5) Business Days after Acquisition's written demand for the Earnest Money by wire transfer to the account designated in writing by Acquisition unless Escrow Agent receives notice from Cousins objecting to the disbursement as provided in the Escrow Agreement. Acquisition and Cousins Parties have executed the Escrow Agreement attached as Exhibit G.
2.3    Formation. On February 6, 2013 and February 7, 2013, the following actions will occur in the following order:
A.    On February 6, 2013, if the same has not previously occurred, 3280-III and CREC will purchase the membership interests of MS in Cousins/MSREF LLC.

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B.    On February 6, 2013, if not previously formed, 3280-I will form the Venture, and the Venture will form T100 LLC and T200 LLC.
C.    On February 6, 2013, 3280-I will contribute the T100 Property to Venture by a direct assignment of the property interests in the T100 Property to T100 LLC, subject to the Existing Indebtedness.
D.    On February 6, 2013, Acquisition will wire transfer to Escrow Agent, in immediately available funds, the sum of $34,741,330.98 (which together with the Earnest Money equals the Initial Acquisition Investment of $36,741,330.98) and will acquire a 50% interest from 3280-I in Venture. The funds will be held by the Escrow Agent, for the benefit of the Cousins Parties, to be released to the Cousins Parties (to the account or accounts directed by Cousins Parties) at 9:00 am on February 7, 2013 at the time the documents and funds for the T200 Closing are released as provided below. 3280-I will assign its rights to receive these funds to an exchange agent as provided in Section 2.4 below.
E.    On February 6, 2013, all closing documents and deliveries for the transfer of the T200 Property by direct assignment of the property interests from Cousins/MSREF LLC to T200 LLC as contemplated in this Agreement will be executed by Cousins/MSREF LLC and delivered to the Title Company with an effective date of February 7, 2013, with written instructions from the Cousins Parties and Acquisition confirming that Title Company is irrevocably authorized and directed to release those documents to the appropriate parties on February 7, 2013 at 9:00 a.m., Eastern Time.
F.    On February 6, 2013, Acquisition will wire transfer to Escrow Agent, in immediately available funds, the sum of $75,425,292.00 as the Additional Acquisition Investment with written instructions that Escrow Agent is, on satisfaction of all conditions set forth in any joint escrow instructions from Cousins and Acquisition, irrevocably authorized and directed to release the funds at 9:00 Eastern time on February 7, 2013 as follows (i) in the amount of $74,552,780.97 to Wells Fargo to pay the existing T200 indebtedness to Wells Fargo in full, and (ii) the balance to the Cousins Parties as they direct.
G.    On February 6, 2013, following Acquisition's purchase of a 50% interest in Venture from 3280-I, 3280-I, Cousins/MSREF LLC and Acquisition will execute an Amended and Restated Limited Liability Agreement for Venture in the form agreed to by Cousins Parties and Acquisition.
H.    On February 6, 2013, Cousins and JPM will cause all documents and funds required under the POC Contract to be delivered in escrow with written instructions to release the documents and funds at the same time and pursuant to the same escrow instructions as set forth in Section 2.3.F, above.
I.    On February 7, 2013 the T200 Property will be contributed to Venture by a direct assignment of the property interests to T200 LLC, subject to the existing debt with Wells Fargo in the amount of $74,552,780.97 and such loan will be paid in full from the proceeds of the Additional Acquisition Investment.

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J.    On February 7, 2013, Escrow Agent will release $75,425,292.00 to Venture on behalf of Acquisition.
K.    On February 7, 2013 Venture will pay $74,552,780.97 to Wells Fargo in satisfaction of the existing T200 Loan as provided in F above.
L.    On February 7, 2013, Venture will distribute $872,511.03 to Cousins/MSREF LLC as a reimbursement of preformation expenditures pursuant to Treas. Reg §1.707-4(d).
M.    On February 7, 2013, Cousins/MSREF will distribute $8,725.00 to CREC and $863,786.03 to 3280-III.
N.    The Cousins Parties and Acquisition will execute and file on a timely basis all other agreements, instruments and filings deemed necessary or desirable to secure compliance with all applicable laws, including filings with the Secretary of State of the State of Delaware and such local filings as Acquisition and Cousins may deem necessary or desirable.
O.    The Cousins Parties and Acquisition will execute the Sale and Contribution Closing Statement on February 6, 2013 effective as of February 7, 2013.
P.    The Venture will endeavor to cause T200 LLC to obtain the New Financing effective as of February 7, 2013; provided, however, closing of the New Financing will not be a condition precedent to the consummation of the Transaction.
Q.    On February 7, 2013, Cousins/MSREF LLC will change its name to Cousins Terminus LLC.
R.    Acquisition will make the Total Acquisition Investment in Venture on the dates and in the amounts pursuant to the terms of Article 3. The Total Acquisition Investment is equal to 50% of the values of the T100 Property and the T200 Property agreed upon by Acquisition and Cousins. For certain purposes in this Agreement the values below are referenced to as the "Purchase Price" of the Assets:

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(i) T100 Property:	$209,250,000.00
Less Existing Indebtedness (estimated as of the Effective Date)	$(135,767,338.05)
Net Purchase Price	$73,482,661.95

(ii) T200 Property	$164,000,000.00

Less, the Free Rent Credit	(13,149,416.000$)

Less, if obtained, the New Financing (estimated principal amount)	$—

Total Purchase Price (subject to adjustment as provided in this Agreement)	$150,850,584.00

The Venture Agreement will direct the Total Acquisition Investment to be distributed on February 7, 2013, in accordance with the terms of this Agreement.
Cousins and Acquisition will cooperate in good faith and prepare an allocation of the Purchase Price (including, without duplication, any assumed liabilities) for federal income tax purposes using an acceptable methodology, which in the case of parking will be based on the net income of the Parking Component relative to the net income of the other portions of the Property, it being understood that in no event will an amount in excess of 10% of the Purchase Price be allocated for such purposes to property other than real property. Cousins and Acquisition will, and will cause the Venture to, report the transactions contemplated in this Agreement and in the Venture Agreement on all tax returns and filings in accordance with such allocations (including for purposes of calculating depreciation and other tax attributes in future years). Cousins will cause the allocation of purchase price under the T200 MIPA to be consistent with the allocation of the Purchase Price with respect to the T200 Property as determined pursuant to this Section 2.3.R. The provision of this Section 2.3.R will survive the Closing.
S.    On February 7, 2013, all documents and funds will be released by the Title Company and the Escrow Agent, as applicable, at 9:00 a.m. Eastern Time pursuant to the terms of the POC Contract and the joint escrow instructions from Cousins and Acquisition.
2.4    Tax Deferred Exchange by 3280-I. 3280-I desires to effect the transaction in a manner so as to qualify as a like-kind exchange under Internal Revenue Code Section 1031, and the associated regulations. Accordingly, Acquisition agrees to use reasonable efforts to accommodate 3280-I in effectuating a like-kind exchange pursuant to Section 1031 of the Code provided however, that (a) such exchange will not delay or otherwise adversely affect the Closing, (b) 3280-I will indemnify, save and hold harmless Acquisition and the Venture of, from and against any such loss, cost, damage, tax, expense or adverse consequence (including

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attorneys' fees) incurred by Acquisition in connection with such exchange, (c) all documents to be executed by Acquisition in connection with such exchange will be subject to the approval of Acquisition, and will expressly state, without qualification, that such party (x) is acting solely as an accommodating party to such exchange, (y) will have no liability with respect to the exchange, and (z) is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Code or any applicable state or local laws, (d) in no event will Acquisition be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such exchange, and (e) in no event will Acquisition, the Venture or any subsidiary of either party, be obligated to execute any note, contract, or other document providing for any personal liability.
2.5    No Tax Deferred Exchange by Acquisition. The Cousins Parties and Acquisition acknowledge and agree that the purchase described in Section 2.3.D of this Agreement and the use of the Additional Acquisition Investment described in Section 2.3.I of this Agreement (which use of the Additional Acquisition Investment will constitute the contribution by Acquisition to the Venture of such amounts) will not, with respect to Acquisition, be part of a like-kind exchange under Internal Revenue Code Section 1031, and the associated regulations. Accordingly, the Parties will report, and cause the Venture to report, the Transaction in conformity with the preceding sentence on all federal and state income tax returns. This Section 2.5 will survive the Closing.
3.    Acquisition Investment. Acquisition will deliver funds for the Total Acquisition Investment in the amounts set forth in Section 2.3, in immediately available funds by wire transfer to the Escrow Agent on February 6, 2013. The Total Acquisition Investment is subject to adjustment for (i) the actual outstanding principal amount of the Existing Indebtedness for the T100 Property to the extent it differs from the amount reflected in Section 2.3, (ii) if obtained at Closing, the actual outstanding principal amount of the New Financing for the T200 Property to the extent it differs from the amount reflected in Section 2.3, and (iii) the prorations and credits made pursuant to Article 7 and as set forth on the Sale and Contribution Closing Statement.
4.    Acquisition's Due Diligence and Inspections.
4.1    Delivery and Review of Property Documents. Cousins has made available, and will continue to make available, to Acquisition copies of the Due Diligence Material as Acquisition reasonably requires and will make originals of the Due Diligence Materials as Acquisition reasonably requires available for its inspection.
4.2    Inspection Rights. Until Closing, Cousins will provide Acquisition and Acquisition's Representatives with access to the Properties. The terms of the T100 Access Agreement and the T200 Access Agreement govern Acquisition's access to the Properties.
4.3    Intentionally Omitted.
4.4    Title and Survey Examination. The Cousins Parties will provide Acquisition with a Title Commitment, UCC Examinations and Surveys with respect to the Properties prior to the Due Diligence Deadline.

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A.    Title and Survey Objections. Acquisition will have until the Due Diligence Deadline to notify the Cousins Parties in writing (the "First Title Notice") of any objections Acquisition has to any exceptions to title disclosed in the Title Commitment or any matters revealed by the Existing Survey. If Acquisition fails to deliver the First Title Notice on or before the Due Diligence Deadline, then such failure will constitute a waiver of such right to object to matters existing as of the Effective Date, or shown on the Existing Survey, as applicable; but Cousins will nevertheless have the obligation to remove and cure at or prior to Closing any and all Monetary Objections, unless the same arise by, through or under Acquisition. At any time after the First Title Notice and prior to the Closing Date, Acquisition may give written notice of objections to exceptions to title first disclosed to Acquisition in writing by an update to the Title Commitment or first appearing of record after the effective date of the Title Commitment or on any update to the Existing Survey (each, a "Subsequent Title Notice").
B.    Cure of Title Matters. If Acquisition has given the First Title Notice or any Subsequent Title Notice, the Cousins Parties will have the right, but not the obligation (unless otherwise expressly set forth below in this subparagraph), until the Closing Date to attempt to cure any exceptions to title to which Acquisition objects; provided however, that the Cousins Parties will not be under any obligation to pay any amounts or to bring any action or proceeding or to otherwise incur any expense in order to effect the cure of any such exceptions to title, except that the Cousins Parties will have an obligation to pay any amount required to cure a Monetary Objection. The Cousins Parties may effect cure of any Monetary Objections at Closing by payment from the proceeds otherwise constituting the Purchase Price of the Asset.
C.    Acquisition's Right To Terminate. If any such objection in title of which the Cousins Parties have been so notified on a timely basis is not cured on or before the Closing Date, then Acquisition may terminate this Agreement by written notice to the other Parties at or prior to Closing and the Escrow Agent shall promptly return the Earnest Money to Acquisition, in which event no Party to this Agreement will have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement; provided, however, a failure to cure any Monetary Objection will be deemed a default by the Cousins Parties under this Agreement and Acquisition will be entitled to the rights and remedies described in Section 14.1.
D.    Title Policy Approval. At Closing, and as a condition to Acquisition's obligation to close, the Title Company shall issue to T100 LLC and T200 LLC ALTA title policies (including the endorsements listed on Exhibit MM, each in a form reasonably acceptable to Cousins Parties and Acquisition) in the amount of the Purchase Price for each Property insuring that leasehold title in the applicable Property and fee simple title to the Improvements is vested in each such entity, subject only to the Permitted Exceptions. After approval of the form of the Title Commitment by Acquisition on or prior to the Due Diligence Deadline and cure of any title or survey matters pursuant to the preceding paragraphs of this Section 4.4, Acquisition will be entitled to request that the Title Company provide such further endorsements (or amendments) to the Owner's Title Policy as Acquisition may reasonably require, however, Acquisition's obligations under this Agreement will not be conditioned upon Acquisition's ability to obtain such endorsements, and the Closing will not be delayed as a result of Acquisition's request.

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4.5    Notice of Termination. If, at or prior to the Due Diligence Deadline, Acquisition has not delivered to Cousins a notice to terminate this Agreement, Acquisition will be deemed to have accepted the condition of the Properties (subject to compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in this Agreement), and after such date will have no right to terminate this Agreement on account of such due diligence termination right. If Acquisition terminates this Agreement at or prior to the Due Diligence Deadline, the Earnest Money will be refunded to Acquisition and no Party will have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement.
4.6    As-Is Contribution; Acquisition Release. Acquisition acknowledges (i) that Acquisition has entered into this Agreement with the intention of making and relying on its own investigation or that of Acquisition's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Assets (other than the representations and warranties contained in this Agreement and/or in any document delivered at Closing pursuant to this Agreement), and (ii) that Acquisition is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered at the Closing, made (or purported to be made) by a Property Owner or anyone acting or claiming to act on a Property Owner's behalf. Acquisition will inspect the Assets and will be fully familiar with their physical condition and, subject to the terms and conditions of this Agreement, will acquire its interest in the Assets in an "as is" condition, "with all faults," on the Closing Date (other than the representations and warranties contained in this Agreement and/or in any document delivered at Closing pursuant to this Agreement).
NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED AT THE CLOSING, COUSINS PARTIES HAVE NOT MADE AND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO ACQUISITION WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE ASSETS. ACQUISITION ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED AT THE CLOSING, COUSINS PARTIES HAVE NOT MADE, DO NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO THE CONDITION OR COMPLIANCE OF THE ASSETS WITH RESPECT TO ANY ENVIRONMENTAL PROTECTION, HUMAN HEALTH, SAFETY, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO THOSE PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, MANAGEMENT, OR DISPOSAL OF ANY TOXIC OR HAZARDOUS SUBSTANCES, HAZARDOUS WASTE OR TOXIC, REGULATED SUBSTANCES, INCLUDING WITHOUT LIMITATION PETROLEUM PRODUCTS, ASBESTOS, LEAD-BASED PAINT AND OTHER

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SUBSTANCES. ACQUISITION IS PURCHASING ITS INTEREST IN THE ASSETS IN AN "AS IS" CONDITION, "WITH ALL FAULTS" AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF ANY OF THE COUSINS PARTIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED AT THE CLOSING.
Subject to the terms of the immediately succeeding sentence, in reliance on the truth and accuracy of the representations and warranties made by the Cousins Parties in Article 9 of this Agreement, to the fullest extent permitted by law, Acquisition, on behalf of the Acquisition Related Parties, unconditionally waives and releases each of the Cousins Parties, and Cousins/MSREF LLC and their respective partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Assets or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Assets or any adjacent property prior to or after the date of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Venture, T100 LLC, T200 LLC and any Acquisition Related Party will each have the right to implead or otherwise seek joinder of the applicable Property Owner with respect to any claims brought against T100 LLC or T200 LLC, as applicable, by a third party unaffiliated with an Acquisition Related Party relating to Hazardous Substances disposed of or released in, on or under the Land and/or Improvements during the applicable Property Owner's period of ownership of the Asset for which T100 LLC or T200 LLC or any Affiliate of either entity, as applicable, is liable under any statute concerning liability for contamination by Hazardous Substances.
The terms and provisions of this Section 4.6 will survive Closing.
5.    Conditions to Closing.
5.1    Of Acquisition. In addition to the conditions in Article 6, the obligation of Acquisition to consummate the Closing will be further subject to the satisfaction at or prior to Closing of the following conditions precedent all of which will be deemed satisfied on the consummation of the Closing by Cousins and Acquisition. The failure of Cousins to obtain the consents and estoppels outlined in B, C, D, F, and K (other than from 3280-I) will in no event be a default by Cousins. In the event that the conditions have not been satisfied by the Closing Date (other than due to a default or breach by Acquisition), Acquisition will be entitled to terminate this Agreement and the Escrow Agent will promptly return the Earnest Money to Acquisition; provided, however, that if any of the conditions have not been satisfied due to the default or breach by any of the Cousins Parties, then Acquisition shall be entitled to the rights and remedies described in Section 14.1:
A.    Accuracy of Representations; No Default. All of Cousins' Express Representations and Warranties contained in this Agreement will be true in all material respects (without regard to any knowledge qualification) on the Closing Date with the same effect as if they

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had been made on the Closing Date, except as modified in a manner permitted by this Agreement, and the Cousins Parties will have complied in all material respects with and performed in all material respects all covenants of the Cousins Parties under this Agreement.
B.    Tenant Estoppels. Tenant Estoppels must be executed by such number of the tenants as is necessary to comply with the Tenant Estoppel Requirement. The Cousins Parties will endeavor in good faith (but without obligation to incur any material cost or expense) to obtain and deliver to Acquisition the Tenant Estoppels prior to Closing. Each Tenant Estoppel must (i) be substantially in the form attached as Exhibit K; provided, however, if a tenant's Lease provides for a different form of estoppel, the Cousins Parties will initially deliver to such tenant a Tenant Estoppel Certificate Form, but if the tenant will only sign an estoppel in the form required by such Lease, then such estoppel form will be sufficient to satisfy the requirements set forth in this Section 5.1(B) so long as such form contains substantially the same provisions as the Tenant Estoppel Certificate Form, (ii) be dated within thirty (30) days prior to the Closing Date, (iii) confirm the material terms of the applicable Lease, as contained in the copies of the Leases obtained by or delivered to Acquisition, (iv) confirm the absence of any material defaults under the applicable Lease as of the date of the certificate, and (v) be consistent with the Cousins' Express Representation and Warranties.
C.    Existing Lender Approval and Estoppel. 3280-I will (i) obtain the written consent of Existing Lender to the assumption and amendment of the Existing Loan Documents by T100 LLC in a form reasonably approved by Acquisition and 3280-I, and (ii) obtain and deliver to T100 LLC at Closing an estoppel certificate executed by the Existing T100 Lender in a form reasonably acceptable to Acquisition (the "Existing Lender Estoppel") dated no earlier than thirty (30) days prior to Closing. The Existing Lender Estoppel must not indicate any material defaults or material discrepancies from the Existing Loan Documents or the Cousins' Express Representations and Warranties. T100 LLC will assume and agree to pay the Existing T100 Loan in accordance with the respective terms of the Existing T100 Loan Documents in the form required by Existing Lender and reasonably approved by Cousins and Acquisition.
D.    Consents from Authority and Trustee. Cousins must obtain the written consent of the Authority and the Trustee to the assignment of the Ground Leases, and of the execution and delivery of the assignment of the T100 Bond Documents and the T200 Bond Document by each Property Owner. At Closing, the original bond will be delivered by the Acquiring Entity to the Trustee requesting that a replacement Bond be issued in the name of the Acquiring Entity.
E.    Acquisition of Interests of MS in T200 Property/Loan Payoff. 3280-III and CREC, as its assignee, must acquire the membership interests of MS in Cousins/MSREF LLC prior to (or simultaneous with) the Closing.
F.    Ground Lessor Estoppel. The Cousins Parties will deliver to Acquisition at or prior to Closing an estoppel certificate executed by the lessor under the Ground Leases in a form reasonably acceptable to Acquisition (the "Ground Lessor Estoppel") dated no earlier than thirty (30) days prior to Closing. The Ground Lessor Estoppel must not indicate any

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material defaults or material discrepancies from information set forth in the Ground Leases or the Cousins' Express Representations and Warranties.
G.    City Center Declaration Estoppel. The Cousins Parties will deliver to Acquisition at or prior to Closing an estoppel certificate executed by 3280-I in its capacity as "Declarant" under the City Center Declaration in a form reasonably acceptable to Acquisition (the "City Center Declaration Estoppel") dated no earlier than thirty (30) days prior to Closing. The City Center Declaration Estoppel must not indicate any material defaults or material discrepancies from information set forth in the City Center Declaration or in the Cousins' Express Representations and Warranties.
H.    Supplemental Declaration Estoppel. The Cousins Parties will deliver to Acquisition at or prior to Closing an estoppel certificate executed by 3280-I in its capacity as "Declarant" under the Supplemental Declaration in a form reasonably acceptable to Acquisition (the "Supplemental Declaration Estoppel") dated no earlier than thirty (30) days prior to Closing. The Supplemental Declaration Estoppel must not indicate any material defaults or material discrepancies from information set forth in the Supplemental Declaration or in the Cousins' Express Representations and Warranties.
I.    Condo Declaration Estoppel. The Cousins Parties will deliver to Acquisition at or prior to Closing an estoppel certificate executed by (a) 3280-I in its capacity as "Declarant" under the Condo Declaration, and (b) the Terminus Master Condominium Association, Inc. in a form reasonably acceptable to Acquisition (the "Condo Declaration Estoppel") dated no earlier than thirty (30) days prior to Closing. The Condo Declaration Estoppel must not indicate any material defaults or material discrepancies from information set forth in the Condo Declaration or in the Cousins' Express Representations and Warranties.
J.    Parking Operating Agreement Estoppel. The Cousins Parties will deliver to Acquisition at or prior to Closing an estoppel certificate executed by 3280-I in a form reasonably acceptable to Acquisition (the "Parking Operating Agreement Estoppel") dated no earlier than thirty (30) days prior to Closing. The Parking Operating Agreement Estoppel must not indicate any material defaults or material discrepancies from information set forth in the Parking Operating Agreement or in the Cousins' Express Representations and Warranties.
K.    REA Estoppels. The Cousins Parties will deliver to Acquisition at or prior to Closing separate estoppel certificates executed by (a) 3280-I, (b) Regent Tower Holdings, LLC and (c) Tower Place, L.P., each in a form reasonably acceptable to Acquisition (collectively, the "REA Estoppels") dated no earlier than thirty (30) days prior to Closing. The REA Estoppels must not indicate any material defaults or material discrepancies from information set forth in the REA or in the Cousins' Express Representations and Warranties.
5.2    Of Cousins. In addition to the conditions set forth in Article 6, the obligation of the Cousins Parties to consummate the Closing will be further subject to the satisfaction at or prior to Closing of the following conditions precedent all of which will be deemed satisfied on the consummation of the Closing by Cousins and Acquisition. In the event that the conditions have not been satisfied by the Closing Date (other than due to the default or

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breach by any of the Cousins Parties), the Cousins Parties will be entitled to terminate this Agreement and the Escrow Agent shall promptly return the Earnest Money to Acquisition; provided, however, if the conditions have not been satisfied due to the default or breach by Acquisition, then the Cousins Parties shall be entitled to the rights and remedies described in Section 14.1:
A.    Accuracy of Representations; No Default. All of the warranties and representations of Acquisition contained in this Agreement will be true in all material respects (without regard to any knowledge qualification) on the Closing Date with the same effect as if they have been made on the Closing Date, except as modified in a manner permitted by this Agreement, and Acquisition will have complied in all material respects with and performed in all material respects all covenants of Acquisition under this Agreement.
B.    Consents from Authority and Trustee. Cousins must obtain the written consent of the Authority and the Trustee to the assignment of the Ground Leases, and of the execution and delivery of the assignment of the T100 Bond Documents and T200 Bond Documents by each Property Owner.
C.    Consents from Existing Lender for T100 Property. 3280-I must obtain the consent of the Existing Lender to the assumption of the Existing Indebtedness by T100 LLC as provided in 5.1.C. above.
D.    Acquisition of Interests of MS in T200 Property. 3280-III and CREC as its assignee must acquire the membership interests of MS in Cousins/MSREF LLC prior to (or simultaneous with) the Closing.
6.    Closing. The T100 Closing will be consummated on February 6, 2013 and the T200 Closing will be consummated on February 7, 2013 as outlined in Section 2.3. The Parties agree to cooperate with one another to effect an escrow closing with the documents to be executed by each Party to be delivered to Title Company or to another mutually acceptable escrow agent on or prior to February 5, 2013, so as to obviate the need for the representatives of the Parties to attend the Closing. It is expressly understood and agreed that the closing of the POC Contract will occur with an effective date of February 7, 2013, and that the Closing under this Agreement is specifically contingent upon the closing of the T200 MIPA occurring prior to the T100 Closing. If either the POC Contract or the T200 MIPA is terminated, then the parties to this Agreement will have the rights and remedies set forth in this Article 6.
The obligations of Crescent POC Investors, L.P. set forth in Section 2.6(b) of the POC Contract are incorporated in this Agreement as the covenants and obligations of 3280-I under this Agreement as if set out in full in this Section 6.
In connection with any termination of the POC Contract, if the closing of the POC Contract is not consummated on account of (1) a breach or default by Cousins POC, the Cousins Parties shall be deemed to be in default under this Agreement and Acquisition shall be entitled to the rights and remedies described in Section 14.1 or (2) a breach or default by Crescent POC, Acquisition shall be deemed to be in default under this Agreement and the Cousins Parties shall be entitled to the

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rights and remedies described in Section 14.1. If the closing of the POC Contract is not consummated on account of (1) the failure of a condition precedent under the POC Contract benefitting either party thereto that has not been waived (but excluding any condition precedent on account of a breach or default by a party to the POC Contract), or (2) the exercise of any termination option expressly set forth in the POC Contract (but excluding any termination option on account of a breach or default by a party to the POC Contract), including, for example, a termination option resulting from a casualty or condemnation, such failure to consummate the closing of the POC Contract shall be deemed to be a failure of a condition precedent to the obligations of the Parties under this Agreement but shall not be deemed to be a default by any Party under this Agreement and, Escrow Agent shall promptly return the Earnest Money to Acquisition and, following such return, and, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, the Parties will have no further rights or obligations under this Agreement.
If the closing of the T200 MIPA is not consummated on account of (1) the failure of a condition precedent under the T200 MIPA benefitting 3280-III (not related to a breach or default by MS), or (2) the exercise of any termination option expressly set forth in the T200 MIPA (not related to a breach or default by 3280-III or MS and excluding the Convenience Termination Right, as such term is defined in the POC Contract), including, for example, a termination option resulting from a casualty or condemnation and provided that, in each case, the termination option did not arise as a result of a breach by Cousins Parties of its obligation to obtain Acquisition's consent to any material amendment or modification to the T200 MIPA as provided in Section 2.6(b) of the POC Contract, such failure to consummate the closing under the T200 MIPA shall be deemed to be a failure of a condition precedent to the obligations of the Parties under this Agreement but shall not be deemed to be a default by any Party under this Agreement and Escrow Agent shall promptly return the Earnest Money to Acquisition and, following such return, and, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, the Parties will have no further rights or obligations under this Agreement.  If the closing of the T200 MIPA is not consummated and such failure to consummate arises out of any of the following (x) 3280-III being in breach or default under the T200 MIPA, or (y) the Cousins Parties having failed to obtain Acquisition's consent to any material amendment or modification to the T200 MIPA, or (z) 3280-III having exercised the Convenience Termination Right, then, in each case, the Cousins Parties shall be deemed to be in default under this Agreement and Acquisition shall be entitled to the rights and remedies described in Section 14.1. If the closing under the T200 MIPA is not consummated on account of a default or breach by MS under the T200 MIPA, such failure to consummate the closing under the T200 MIPA shall be deemed to be a failure of a condition precedent to the obligations of Cousins Parties and Acquisition under this Agreement but shall not be deemed to be a default by Cousins Parties and Acquisition under this Agreement and the Earnest Money will be disbursed in accordance with Section 2.6(d) of the POC Contract.
The provisions of this Article 6 will survive the Closing or earlier termination of this Agreement.
7.    Prorations, Credits, Closing Costs and Post Closing Payment Obligations.

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7.1    Prorations and Credits. The items in this Section 7.1 will be prorated or credited, as specified, between Property Owner and the acquiring entity (i.e., T100 LLC or T200 LLC, as the case may be, the "Acquiring Entity") as of 11:59 p.m. of the day prior to Closing, so that Property Owner receives all income and pays all expenses through the day prior to the Closing Date, and the Acquiring Entity receives all income and pays all expenses from and after the Closing Date. The Total Acquisition Investment will be increased or decreased on the Closing Date, as the case may be, by the agreed upon prorations and credits:
A.    Taxes; Indemnity Regarding Tax Abatement. All general and special real estate taxes and assessments imposed by any governmental authority ("Taxes") for the year in which the Closing occurs will be prorated as of the Closing Date. If the Closing occurs prior to the receipt of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes will be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.
Cousins agrees to indemnify and hold Acquisition harmless from and against any actual increase in ad valorem real estate taxes for the Property that Acquisition may suffer or incur as a member of the Venture which is due to an increase in ad valorem real estate taxes for the Property during the term of the Ground Leases that is solely the result of a written determination by the Authority under the Memorandum of Understanding Regarding Lease Structure and Valuation of Leasehold Interest dated December 21, 2006 (as amended), and the Memorandum of Understanding Regarding Lease Structure and Valuation of Leasehold Interest dated September 20, 2007 (as amended), with respect to the Ground Leases (collectively, the "MOUs") that the Cousins Parties have failed to satisfy their respective obligations under the MOUs.  The foregoing indemnity will not apply to any tax increase to the extent recoverable against tenants of the Property. The provisions of this paragraph will survive the Closing.

B.    Reproration of Taxes. If applicable, following Closing and within thirty (30) days after receipt of final bills for Taxes, the Cousins Parties will prepare and present a calculation of the reproration of such Taxes based upon the actual amount of such Taxes for the year in which the Closing occurs. The parties will make the appropriate adjusting payment between them within thirty (30) days after presentment of the calculation and appropriate back-up information. In addition, if Taxes are appealed for 2013, Property Owner will be entitled to its proportionate share of any refund or reduction in Taxes (after deduction by the Acquiring Entity of their actual third party costs of the appeal), and the Parties will again reprorate Taxes, as applicable, when the appeal is finalized.
C.    Rents and Other Income. Rents and any other amounts paid to Property Owner by the tenants will be prorated as of the Closing Date and be adjusted against the Purchase Price for the Asset on the basis of a schedule which will be prepared by the Cousins Parties and delivered to Acquisition for review and approval prior to Closing. All rents, additional rent, percentage rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases received as of the Closing Date will be prorated. Property Owner will retain rent payments paid by tenants and which are

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attributable to the period through the day prior to the Closing Date. Property Owner will retain operating expense payments paid by tenants and applicable to those expenses paid or payable by Property Owner through the day prior to the Closing Date for which Property Owner is entitled to reimbursement under the Leases (including, without limitation, Taxes and charges for appeals relating to Taxes to the extent permitted under the Leases and insurance). The expenses will be reasonably estimated if not ascertainable as of the Closing Date. The expenses will be readjusted as provided in Section 7.1.G. below when actual amounts are determined. The Cousins Parties will cause each Property Owner to pay to the Acquiring Entity, upon receipt, any rents or other payments by tenants under their respective Leases that apply to periods from and after the Closing or expenses incurred after Closing but which are received by Property Owner after Closing. Cousins and Acquisition will cause the Acquiring Entity to pay to Property Owner, upon receipt, any rents or other payments by tenants under their respective Leases that apply to periods prior to Closing or expenses incurred by Property Owner prior to Closing but which are received after Closing, after having applied any such rents or payments to sums owing with respect to the period after the Closing. It is understood and agreed that the Acquiring Entity will not be legally responsible for the collection of any rents or other charges payable with respect to the Leases which are delinquent or past due as of the Closing Date; but Cousins and Acquisition will cause the Acquiring Entity to send monthly notices for a period of one (1) year in an effort to collect any rents and charges not collected as of the Closing Date.
To the extent there are any payments made to or by a Property Owner under any Permitted Exceptions (or any recorded documents that benefit the Land) (for example, reciprocal easement agreements or other cost-sharing agreements) such amounts will be appropriately prorated between Property Owner and the Acquiring Entity.
D.    Percentage Rents. Percentage rents, if any, collected by Property Owner from any tenant under such tenant's Lease for the percentage rent accounting period in which the Closing occurs will be prorated as of the Closing Date, as, if, and when received by the Acquiring Entity. Property Owner's pro rata share will be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable Lease multiplied by a fraction, the numerator of which will be the number of days in such accounting period prior to Closing and the denominator of which will be the total number of days in such accounting period.
E.    Tenant Concessions; Leasing Commissions. The Acquiring Entity will receive a credit against the Purchase Price in the aggregate amount of $152,602.66 for those Tenant Concessions remaining unpaid at Closing as set forth on Exhibit O, and the Acquiring Entity will assume the obligation to perform the obligations relative to all Tenant Concessions set forth on Exhibit O (whether or not the Acquiring Entity receives a credit) and to pay such amounts remaining payable after Closing. Tenant Concessions which become due and payable as a result of any renewal or extensions or expansions of existing Leases executed after the Effective Date and under any Approved New Leases will be prorated, based on the actual number of days elapsed following the rent commencement date of such renewal or extension or expansion of such existing Lease or such Approved New Lease.

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The Acquiring Entity will not receive a credit against the Purchase Price for any leasing commissions or brokerage fees remaining unpaid at Closing as set forth on Exhibit P, and the Acquiring Entity will assume the obligation to pay such amounts remaining payable after Closing. All leasing commissions and brokerage fees which become due and payable as a result of any renewal or extensions or expansions of existing Leases executed after the Effective Date and under any Approved New Leases shall be prorated, based on the actual number of days elapsed following the rent commencement date of such renewal or extension or expansion of such existing Lease or such Approved New Lease.
F.    Security Deposits. The Acquiring Entity will receive at Closing a credit for all Security Deposits held by Property Owner under the Leases. Property Owner will, at Property's Owner's expense, assign to the Acquiring Entity any letters of credit held as Security Deposits under the Leases.
G.    Utilities; Operating Expenses; Year End Reconciliation. Property Owner will cooperate to transfer utilities to the Acquiring Entities' names effective as of the Closing in a manner so as to avoid any interruption of utilities. The parties will request all utility suppliers to read the utility meters so that the final bill is issued to Property Owner with charges through the day prior to Closing and Property Owner will be responsible for all utility charges through the day prior to Closing and the Acquiring Entity will be responsible for all utility charges from and after the day of Closing. Personal property taxes (if any), installment payments of special assessment liens, sewer charges, and normally prorated operating expenses actually paid or payable by Property Owner as of the Closing Date will be prorated as of the Closing Date. Within ninety (90) days after the Closing, a further adjustment will be made for such expenses which may have accrued or been incurred prior to the Closing Date, but which were not paid as of the Closing Date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date), the Acquiring Entity will prepare year-end reconciliation statements and submit them for Property Owner's review and reasonable approval. All rents and income prorated pursuant to this Section 7.1 as well as all expenses prorated pursuant to this Section 7.1 will be re-prorated on a fair and equitable basis based on the reconciliation statements. The Acquiring Entity will pay any amount owed to Property Owner within one hundred twenty (120) days after the close of the fiscal year or, as applicable, Property Owner will pay any amounts owed to the Acquiring Entity within such time period.
H.    Ground Leases. It is acknowledged that payments by the tenant under the Ground Leases and payments received under the Bonds will not be prorated as of the Closing Date as the terms of the existing Home Office Payment Agreement obviates the need to make such payments (as they are equal and payable by the same party).
I.    Existing Indebtedness. Interest payable on the Existing Indebtedness will be prorated on the Closing Date. Additionally, 3280-I will receive a credit at Closing for any amounts in any cash reserve accounts being transferred for the benefit of T100 LLC.

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7.2    Closing Costs for T100 Property. 3280-I will pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the T100 Property Transaction: (a) any transfer, stamp or recording tax due in connection with the T100 Property, (b) one half of any escrow agent fees (if any are charged in connection with this Transaction), and (c) except as provided below, the Cousins Parties' attorneys and consultant's fees. Acquisition will pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the T100 Property Transaction: (a)  one half of any escrow agent fees (if any are charged in connection with this Transaction), and (b) except as provided below, Acquisition's attorneys' and consultant's fees. Venture will pay (a) any loan transfer fees and costs (including lenders' attorneys' fees) with respect to the assumption by T100 LLC of the Existing Indebtedness, (b) the cost of the Survey, (c) title examination and premium costs, (d) all costs and recording charges due on recordation of any documents, any (e) any third party costs or expenses incurred in connection with obtaining the consents and estoppels required to be obtain pursuant to Article 5. Other closing costs will be paid in accordance with local Atlanta custom.
7.3    Closing Costs for T200 Property. Cousins/MSREF LLC will pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the T200 Property Transaction: (a) 50% of any transfer, stamp or recording tax due in connection with the T200 Property, (b) except as provided below, the Cousins Parties' attorneys' and consultant's fees, and (c) any fees, charges and expenses incurred in connection with the T200 loan payoff. Acquisition will pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the T200 Property transaction: (a)  50% of any transfer, stamp or recording tax due in connection with the T200 Property, and (b) except as provided below, Acquisition's attorneys' and consultant's fees. Venture will pay (a) the cost of the Survey, (b) title examination and premium costs, (c) any escrow agent fees (if any are charged in connection with this Transaction), (d) all costs and recording charges due on recordation of any documents, (e) any third party costs or expenses incurred by the Parties in connection with obtaining the consents and estoppels required to be obtain pursuant to Article 5 and (f) any third party costs incurred in connection with the New Financing. Other closing costs will be paid in accordance with local Atlanta custom.
Upon Closing, the Venture will reimburse the Cousins Parties and Acquisition for all attorneys fees incurred in connection with the negotiation of the Venture Agreement, the Management Agreements and the documents relating to the Existing Indebtedness and the New Financing.
7.4    Survival. The provisions of this Article 7 will survive the Closing.
8.    Conveyances and Deliveries at Closing. In addition to the documents to be delivered at Closing pursuant to Article 2, the following conveyances and deliveries will be made at Closing:
8.1    Sale and Contribution Conveyance Agreements. The Cousins Parties will cause each Property Owner to deliver or cause to be delivered to the Acquiring Entity (T100 LLC or T200 LLC as applicable), (which will be duly executed and delivered):

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A.    Assignment of Ground Lease. For each Property, an Assignment and Assumption of Ground Lease in the form of Exhibit Q, subject only to the Permitted Exceptions.
B.    Bill of Sale. For each Property, a Bill of Sale in the form of Exhibit R, for the Personal Property.
C.    Assignment of Subleases. For each Property, an Assignment and Assumption of Subleases in the form of Exhibit S (the "Assignment of Subleases"), to which will be attached a true, correct and complete list of all Leases and, if applicable, any Commission Agreements.
D.    Assignment of Operating Agreements and General Assignment. For each Property, an Assignment and Assumption of Operating Agreements, in the form of Exhibit T (the "Assignment of Contracts") and a General Assignment in the form of Exhibit V.
E.    Notices of Assignment and Assumption. A written notice in the form of Schedule 1 to Exhibit U, a copy of which will be sent to each tenant under a Lease (the "Tenant Notice"), and a written notice in the form of Schedule 2 to Exhibit U to each party to an Operating Agreement (the "Contract Notices"), which notices will include, if applicable, a request for a new insurance certificate naming the Acquiring Entity as an additional insured. Additionally, a written notice will be sent to each third party under a Permitted Exception (in a form reasonably acceptable to Acquisition) if a notice of conveyance and/or a notice requesting a new insurance certificate naming the Acquiring Entity as an additional insured is appropriate or required per the terms of the applicable Permitted Exception.
F.    Transfer of Permits and Approvals. If applicable, Property Owner will execute all applications and instruments required in connection with the transfer of all Permits and Approvals applicable to a Property, to the extent transferable, in order to transfer the benefits of each such Permit and Approval.
G.    Transfer Tax Declaration. If applicable, a duly completed real estate transfer tax declaration or return.
H.    Intentionally Deleted.
I.    Exterior Art Sculpture. For the T200 Property, Cousins will cause Terminus 200 LLC to enter into an Assignment and Assumption Agreement (the "Sculpture Agreement") with T200 LLC in a form reasonably acceptable to Cousins and Acquisition assigning Terminus 200 LLC's right, title and interest in and to that certain Agreement by and between Cousins and its affiliates and Martin Dawe, CherryLion Studios, Inc. dated January 29, 2008 concerning the exterior art sculpture (the "Sculpture"), as assigned to Terminus 200 LLC pursuant to that certain Assignment and Assumption Agreement dated May 5, 2010.
J.    Assignments of Declarant Rights. For each of the City Center Declaration, the Supplemental Declaration, the Condo Declaration, and the Residential Supplemental Declaration, an Assignment of Declarant Rights (collectively, the "Assignments of

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Declarant Rights"), each in a form reasonably acceptable to Cousins and Acquisition, assigning to T-100 LLC all rights and powers of 3280-I (x) as "Declarant" under the City Center Declaration, the Supplemental Declaration, the Condo Declaration, and the Residential Supplemental Declaration, as applicable, and (y) as "Class B Member" under the City Center Declaration. Additionally, the Cousins Parties will send any notices required to be sent to third parties advising them of the Assignments of Declarant Rights pursuant to the City Center Declaration, the Supplemental Declaration, the Residential Supplemental Declaration, and the Condo Declaration, as applicable. The Assignment of Declarant Rights for the Residential Supplemental Declaration is also an amendment to that document, and the form has been agreed to by Cousins and Acquisition.
K.    Assignment of Appointed City Center Property Owner Rights. An Assignment of Appointed City Center Property Owner Rights (the "Assignment of Appointed City Center Property Owner Rights"), in a form reasonably acceptable to Cousins and Acquisition assigning to T-100 LLC all right, title and interest of 3280-I as "Appointed City Center Property Owner" under the REA and such Assignment of Appointed City Center Property Owner Rights will be recorded in compliance with the REA.
L.    Assignment of Bond Documents. For each Property, an Assignment, Assumption and Release in the form of Exhibit W (the "Assignment of Bond Documents"). In addition, the applicable Property Owner and Acquiring Entity will effect the following at Closing with respect to the T100 Bond Documents and T200 Bond Documents, respectively.
(i)    Property Owner will execute a Transfer and Assignment of Bond in the form of Exhibit EE and the Acquiring Entity will execute the Receipt for Bond in the form of Exhibit FF.
(ii)    The Acquiring Entity will execute (for delivery to the Authority) a Certificate Designating Authorized Lessee Representatives in the form of Exhibit GG.
(iii)    The Acquiring Entity will execute (for delivery to the Authority and Trustee) a Home Office Payment Agreement in the form of Exhibit HH.
(iv)    Property Owner will cause its counsel to execute and deliver to the Authority and the Trustee an opinion of counsel substantially in the form of Exhibit II.
(v)    T100 LLC, 3280 I, the Authority and the Fulton County Board of Assessors will, at Closing, execute and deliver the T100 MOA Amendment.
(vi)    T200 LLC, 3280 I, the Authority and the Fulton County Board of Assessors will, at Closing, execute and deliver the T200 MOA Amendment.

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(vii)    In support of the opinion of counsel in (iv) above, Property Owner and the Acquiring Entity will execute and deliver Officer's Certificates in the form of Exhibit JJ and Exhibit KK, respectively.
(viii)    Property Owner will, at Closing, execute and deliver a notice to the Authority and the Trustee substantially in the form of Exhibit LL and will, on the date of Closing, cause the notice to be delivered with the documents referred to in the notice (which will include, with respect to each Property, the original Bond).
M.    T100 Loan Documents. With respect to the T100 Property, if required by the Existing Lender in connection with the assumption of the Existing Indebtedness by T100 LLC, a reaffirmation by Cousins of any guarantees and indemnities that are a part of the Existing Loan Documents (and/or any other document reasonably requested by Existing Lender to be executed by Cousins in connection with the assumption of the Existing Indebtedness by T100 LLC) and the documents evidencing the assignment by 3280-I of the Existing Loan Documents and the assumption of the same by T100 LLC as required by Existing Lender and approved by 3280-I and Acquisition as provided in Section 5.2.C. including an Omnibus Assignment, Assumption and Amendment of Loan Documents in a form reasonably approved by Cousins and Acquisition (collectively, the "T100 Loan Assumption Documents").
N.    Affidavit of Title. An Owner's Affidavit in the form of Exhibit X.
O.    Non-Imputation Affidavit and Endorsement. At Closing, Cousins will execute and deliver to the Title Company a Non‑Imputation Affidavit in a form approved by the Title Company.
P.    Reaffirmation. A reaffirmation of the representations, warranties and covenants set forth in Article 9.1 in the form of Schedule 1 to Exhibit Z, to which will be attached a current Representations Exceptions Schedule (which will include a current delinquency report with respect to Leases).
Q.    Non-Foreign Affidavit. A certificate in the form of Exhibit BB.
R.    Georgia Residency Certificate. A certificate in the form of Exhibit CC as required by O.C.G.A. 48-7-128.
S.    Management Agreements. The Management Agreements.
T.    Assignment of Parking Operating Agreement. An Assignment of the Parking Operating Agreement (the "Assignment of Parking Operating Agreement") from the Property Owners to T100 LLC and T200 LLC in a form reasonably acceptable to Cousins and Acquisition.
U.    Other Instruments. Such other instruments or documents as may be reasonably requested by Acquisition or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which instruments or documents shall be subject to

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Cousins' and Property Owner's prior approval, which approval will not be unreasonably withheld or delayed).
8.2    Property Owner's and Cousins Other Deliveries. At the Closing, the Cousins Parties will deliver or cause to be delivered the following (which will be duly executed and delivered):
A.    Estoppels. Any and all (i) original Tenant Estoppels and (ii) original estoppel certificates received by the Cousins Parties pursuant to this Agreement.
B.    Delivery of Keys and Property Documents. With respect to each Property and as applicable, the original Ground Leases, the Commission Agreements, the Existing Loan Documents, the Operating Agreements, the Leases, surveys, site plans, plans and specifications, the original tenant files and other books and records together with all keys to the Assets will remain in the possession of Cousins at Closing but will be the property of T100 LLC and T200 LLC, respectively, at Closing, and the right of possession of those items by Cousins will exist solely under the Management Agreements to be entered into at Closing between Cousins (or its Affiliate) and T100 LLC and T200 LLC, respectively.
C.    Evidence of Authority. Evidence that each of the Cousins Parties and Cousins/MSREF LLC has the requisite power and authority to execute and deliver, and perform under, this Agreement and all documents to be signed by each of the Cousins Parties and Cousins/MSREF LLC in connection with this Agreement.
D.    Sale and Contribution Closing Statement. The Cousins Parties and Acquisition will execute a Sale and Contribution Closing Statement (the "Sale and Contribution Closing Statement") which will, among other items, set forth the Total Acquisition Investment, all cash contributions and transfers made by or on behalf of the Cousins Parties, the agreed upon amount of all credits and all prorations against the total Purchase Price (which will increase or decrease the amount of the Total Acquisition Investment, as the case may be), and all disbursements made at Closing on behalf of the Parties.
E.    Trademark Assignment. Cousins and Venture will execute the Trademark Assignment in the form attached as Exhibit F.
F.    Buckhead Area Transportation Management Association. Promptly following the Closing, Cousins and Acquisition will cause T100 LLC and T200 LLC to become members of the Buckhead Area Transportation Management Association.
G.    Assignment of Parking Agreements with Ameripark. An Assignment of Parking Agreements with AmeriPark from Cousins to T100 LLC in a form reasonably acceptable to Cousins and Acquisition.
H.    Domain Names Assignment. Cousins and Venture will execute the Domain Names Assignment in the form attached as Exhibit AA.

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8.3    Acquisition's Deliveries. At the Closing, Acquisition will deliver or cause to be delivered to Cousins or, as applicable, the Property Owner, the following:
A.    Sale and Contribution Closing Statement. An executed counterpart of the Sale and Contribution Closing Statement.
B.    Evidence of Authority. Evidence that Acquisition has the requisite power and authority to execute and deliver, and perform under, this Agreement and all documents to be signed at Closing.
C.    Reaffirmation. A reaffirmation of the representations, warranties and covenants set forth in Section 9.4 in the form of Schedule 2 to Exhibit Z.
D.    Other Instruments. Such other instruments or documents as may be reasonably requested by Cousins or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which instruments or documents will be subject to Acquisition's prior approval thereof, which approval will not be unreasonably withheld or delayed).
8.4    T100 LLC's Deliveries and Ground Lease. At the Closing, T100 LLC will deliver or cause to be delivered the following counterparts executed by T100 LLC:
A.    Assignment of Subleases and Ground Lease and Bond Documents. For the T100 Property, an Assignment and Assumption of Subleases, the Assignment of Ground Lease, the Assignment of Bond Documents, and certain documents referred to in Section 8.1.L.
B.    Assignment of Operating Agreements and General Assignments. For the T100 Property, an Assignment and Assumption of Contracts and a General Assignment.
C.    Loan Assumption Documents. The T100 Loan Assumption Documents.
D.    Management Agreement. The Management Agreement for the T100 Property.
E.    Assignments of Declarant Rights. The Assignments of Declarant Rights.
F.    Assignment of Appointed City Center Property Owner Rights. The Assignment of Appointed City Center Property Owner Rights.
G.    Assignment of Parking Operating Agreement. The Assignment of Parking Operating Agreement.
8.5    T200 LLC's Deliveries. At the Closing, T200 LLC will deliver or cause to be delivered the following counterparts executed by T200 LLC::

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A.    Assignment of Subleases and Ground Lease and Bond Documents. For the T200 Property, an Assignment and Assumption of Subleases, the Assignment of Ground Lease, the Assignment of Bond Documents, and certain documents referred to in Section 8.1.M.
B.    Assignment of Operating Agreements and General Assignment. For the T200 Property, an Assignment and Assumption of Contracts and a General Assignment.
C.    Management Agreement. The Management Agreement for the T200 Property.
D.    Exterior Art Sculpture. The Sculpture Agreement.
E.    Assignment of Parking Operating Agreement. The Assignment of Parking Operating Agreement.
F.    New Financing. The New Financing Documents (it being acknowledged and agreed that the closing of the New Financing is not a condition precedent to the consummation of the Transaction).
9.    Representations and Warranties.
9.1    Representations and Warranties of Cousins. Each of the Cousins Parties, makes the following representations and warranties to Acquisition on a joint and several basis.
A.    Cousins: Organization, Authorization and Consents. Cousins is a duly organized and validly existing entity under the laws of the State of its formation. Cousins has the right, power and authority to enter into this Agreement. The person executing this Agreement on behalf of Cousins is authorized to do so.
B.    Action of Cousins, Etc. Cousins has taken all necessary action to authorize the execution, delivery and performance of this Agreement. On the applicable execution and delivery of this Agreement or any document to be delivered by Cousins on or prior to the Closing, this Agreement and such document will constitute the valid and binding obligation and agreement of Cousins, enforceable against Cousins in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Other than as expressly stated in this Agreement, no approvals or consents by third parties are required in order for Cousins to consummate the Transaction contemplated under this Agreement
C.    Litigation Proceedings. There is no litigation, claim or proceeding pending or, to Cousins' knowledge, threatened against Cousins which would have a material adverse impact on the Transaction. There is no criminal investigation concerning Cousins which will have a material adverse affect on its ability to perform under this Agreement.

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D.    Cousins: No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Cousins, nor compliance with the terms and provisions of this Agreement, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance on the Property pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Cousins is bound.
E.    3280-I: Organization, Authorization and Consents. 3280-I and Cousins/MSREF LLC are each a duly organized and validly existing entity under the laws of the State of their formation. 3280-I has the right, power and authority to enter into this Agreement. Each of 3280-I and Cousins/MSREF LLC has (or will have, on the satisfaction of any condition expressly set forth in this Agreement) the right, power and authority to convey the T100 Property or the T200 Property, as applicable, in accordance with the terms and conditions of this Agreement. The person executing this Agreement on behalf of 3280-I is authorized to do so.
F.    Action of 3280-I, Etc. 3280-I has taken all necessary action to authorize the execution, delivery and performance of this Agreement. On the applicable execution and delivery of this Agreement or any document to be delivered by 3280-I or Cousins/MSREF LLC on or prior to the Closing, this Agreement and such document will constitute the valid and binding obligation and agreement of 3280-I or Cousins/MSREF LLC, as applicable, enforceable against 3280-I or Cousins/MSREF LLC, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Other than as expressly stated in this Agreement, no approvals or consents by third parties are required in order for 3280-I or Cousins/MSREF LLC to consummate the transactions contemplated under this Agreement.
G.    3280-I: No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by 3280-I or Cousins/MSREF LLC, nor compliance with the terms and provisions of this Agreement, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance on the Property pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which 3280-I or Cousins/MSREF LLC is bound.
H.    3280-III: Organization, Authorization and Consents. 3280-III is a duly organized and validly existing entity under the laws of the State of its formation. 3280-III has the right, power and authority to enter into this Agreement and, on satisfaction of the conditions expressly stated in this Agreement, to cause Cousins/MSREF LLC to convey the T200 Property in accordance with the terms and conditions of this Agreement. The person executing this Agreement on behalf of 3280-III is authorized to do so.
I.    Action of 3280-III, Etc. 3280-III has taken all necessary action to authorize the execution, delivery and performance of this Agreement. On the applicable execution and delivery of this Agreement or any document to be delivered by 3280-III on or prior to the Closing, this Agreement and such document will constitute the valid and binding obligation and agreement of 3280-III, enforceable against 3280-III in accordance with its terms, except as

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enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Except as expressly stated in this Agreement, no approvals or consents by third parties are required in order for 3280-III to consummate or to cause Cousins/MSREF LLC to consummate the transactions contemplated under this Agreement
J.    3280-III: No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by 3280-III, nor compliance with the terms and provisions of this Agreement, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance on the Property pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which 3280-III is bound.
K.    Litigation. Other than as set forth on Exhibit DD, there is no litigation currently pending against Property Owner or the Property, and Property Owner has received no written notice that any investigation, action or proceeding is pending or threatened against Property Owner or the Property. Property Owner has received no written notice that, and has no actual knowledge of, any claim, investigation, action or proceeding is pending or threatened, which (i) if determined adversely to Property Owner or the Property, would materially and adversely affect the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, or (iii) involves Condemnation Proceedings relating to the Property. To 3280-I's knowledge, there are no judgments unsatisfied against 3280-I. There is no litigation, claim or proceeding pending or, to 3280-I's knowledge, threatened against 3280-I which would have a material adverse impact on the Transaction. There is no criminal investigation concerning 3280-I which will have a material adverse affect on its ability to perform under this Agreement. To 3280-III's knowledge, there are no judgments unsatisfied against 3280-III. There is no litigation, claim or proceeding pending or, to 3280-III's knowledge, threatened against 3280-III which would have a material adverse impact on the Transaction. There is no criminal investigation concerning 3280-III which will have a material adverse affect on its ability to perform under this Agreement.
L.    Existing Leases and Guaranties. Other than the Leases with the tenants listed on Exhibit E, there are no agreements (written or oral) in the nature of space leases, license, franchises or occupancy agreements, or any amendments, side letters or other related documents affecting the Property. Exhibit E contains a complete list of all Leases, Guaranties, Security Deposits and prepaid rent. The copies of the Leases and Guaranties delivered or made available to Acquisition are true, correct and complete copies including all amendments. Except as set forth on Exhibit DD, (i) there are no uncured landlord defaults under any of the Leases, (ii) Property Owner has not sent any written notice of default to any tenant under any of the Leases which remains uncured, (iii) there are no monetary defaults by any tenants under any of the Leases or the Guaranties which remains uncured, and (iv) to the Cousins Parties' knowledge, there are no other defaults by any tenants under the Leases which remain uncured. Except as set forth on Exhibit E, no tenant or occupant under any of the Leases has paid any rent for more than one month in advance. No tenant or occupant under the Leases is entitled to any free rent, abatement of rent, Tenant Concession, or to any reimbursement, credit or payment, except as set forth on Exhibit DD.

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Except as set forth on Exhibit DD, Property Owner has completed all required landlord construction obligations under the Leases. Property Owner is the landlord under each of the Leases and has not assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of the Leases. Except as set forth on Exhibit DD, there are no pending challenges or audits of charges brought by or on behalf of any occupant of the Property. Cousins Parties have delivered to Acquisition a copy of the rent roll that is the rent roll each Property Owner uses in the ordinary course of business, current as of the date set forth on the rent roll. However, the Cousins Parties make no representation or warranty as to the accuracy or completeness of the rent roll.
Cousins Parties represent and warrant that set forth on Exhibit O is a list of Tenant Concessions which have not been performed or paid in full.
Cousins Parties represent and warrant that set forth on Exhibit P is a list of accrued leasing commissions and brokerage fees which have not been paid in full.
M.    Leasing Commissions; Management and Leasing Agreement. (i) There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property ("Commission Agreements") other than as disclosed on Exhibit B, and (ii) other than as disclosed on Exhibit H, there are no agreements currently in effect relating to the management and leasing of the Property. Except as set forth on Exhibit P, all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements for the signed Leases have been paid in full by Property Owners.
N.    Taxes and Assessments. Except as may be set forth on Exhibit DD, Property Owner has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property which remain pending.
O.    Environmental Matters. Property Owner has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property that remain uncured.
P.    Compliance with Laws. Property Owner has received no written notice alleging any violations of law with respect to the Asset that remain uncured.
Q.    Other Agreements. The Operating Agreements set forth on Exhibit H are all of the Operating Agreements with respect to the Property. Except for the Leases, the Guaranties, the Commission Agreements, the Operating Agreements, the Ground Leases, the T100 Bond Documents, the T200 Bond Documents and the other Permitted Exceptions, there are no service contracts, leases, management agreements, brokerage agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, leasing, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon an Acquiring Entity. All amounts due with respect to the affiliate management agreements listed on Exhibit H will be paid on or before the Closing Date.

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R.    3280-I: Not a Foreign Person. 3280-I is not a "foreign person" which would give rise to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
S.    Cousins/MSREF LLC Not a Foreign Person. Cousins/MSREF LLC is not a "foreign person" which would give rise to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
T.    Condemnation; Assessments. Property Owner has received no written notice of, and, to the Cousins Parties' knowledge, there has been no commencement or threatened (in writing) commencement of any Condemnation Proceedings for any part of the Property. To the Cousins Parties' knowledge, Property Owner has received no written notice of any special assessments affecting (or pending with respect to) the Property.
U.    Employees. Property Owner has no employees to whom the Acquiring Entity will have any obligations to after the Closing.
V.    OFAC. None of the Cousins Parties nor any entity or person with (i) greater than a 25% direct interest in Cousins, or (ii) greater than a 25% direct or indirect interest in 3280-I, 3280-III or, as of the date of Closing with respect to Cousins/MSREF LLC, (i) is named on any list ("OFAC List") of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism ("Executive Order 13224"), as in effect on the date hereof, (ii) is included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in any OFAC List, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person, entity or government named on any OFAC List, or any person, entity or government included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Cousins' knowledge, otherwise associated with any of the persons, entities or governments referred to or described in any OFAC List.
W.    Bankruptcy. Cousins and Cousins/MSREF LLC, respectively, have not (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect or (iv) become generally unable to meet its financial obligations as they accrue. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of any such party, or the debts of any such party under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for any such party or all or any substantial part of its property.
X.    Personal Property. Property Owner has good title to the items described on Exhibit I.

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Y.    Ground Leases. With respect to the applicable Ground Lease for each of the T100 Property and the T200 Property:
(i)    Property Owner is the owner and holder of the lessee's interest in the Ground Lease and of the leasehold estate created under the Ground Lease.
(ii)    Neither Property Owner nor, to the knowledge of the Cousins Parties, the lessor under the Ground Lease is in material default under any of the terms, covenants or conditions of the Ground Lease, nor (ii) does there exist any event of material default or any state of facts or condition which would, with the passage of time or the giving of notice, or both, constitute a material default or event of material default on the part of the Property Owner or, to the knowledge of the Cousins Parties, the lessor, under any of the terms, covenants or conditions of the Ground Lease.
(iii)    Exhibit D contains a complete list of the Ground Leases including all amendments to the Ground Leases. The copies of the Ground Leases made available by the Cousins Parties to Acquisition are true, correct and complete copies. To the knowledge of the Cousins Parties, there are no understandings, concessions, promises or agreements between Property Owner and any party to the Ground Lease except as set forth in the Ground Lease.
Z.    T100 Bond Documents. 3280-I is the owner of the T100 Bond subject only to the Permitted Exceptions. Schedule 1 of Exhibit J contains a complete list of the T100 Bond Documents. The copy of the T100 Bond Documents made available to Acquisition are true, correct and complete copies and, to the knowledge of Cousins Parties, the T100 Bond Documents are in full force and effect. To the knowledge of the Cousins Parties, there are no understandings, concessions, promises or agreements between Property Owner and any party to the T100 Bond Documents except as set forth in the T100 Bond Documents. To the knowledge of the Cousins Parties, 3280-I has not defaulted in any of its material obligations under the T100 Bond Documents. 3280-I has not received any notice of default from the Trustee.
AA.    T200 Bond Documents. Cousins/MSREF LLC is the owner of the T200 Bond subject only to the Permitted Exceptions. Schedule 2 of Exhibit J contains a complete list of the T200 Bond Documents. The copy of the T200 Bond Documents made available to Acquisition are true, correct and complete copies and, to the knowledge of Cousins Parties, the T200 Bond Documents are in full force and effect. To the knowledge of the Cousins Parties, there are no understandings, concessions, promises or agreements between Property Owner and any party to the T200 Bond Documents except as set forth in the T200 Bond Documents. To the knowledge of the Cousins Parties, Cousins/MSREF/LLC has not defaulted in any of its material obligations under the T200 Bond Documents. 3280-III has not received any notice of default from the Trustee and, to the knowledge of the Cousins Parties, Cousins/MSREF LLC has not received any notice of default from the Trustee.
BB.    Existing Loan Documents. (i) Exhibit C contains a complete list of the Existing Loan Documents including all amendments, (ii) the copy of the Existing Loan Documents made available to Acquisition are true, correct and complete copies, (iii) to Cousins

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Parties knowledge, the Existing Loan Documents are in full force and effect; (iv) to the knowledge of the Cousins Parties, 3280-I has not defaulted in any of its material obligations under the Existing Loan Documents, (iv) 3280-I has not received any notice of default from the Existing Lender, and (v) to the knowledge of the Cousins Parties, the current outstanding principal balance of the Existing Indebtedness is $135,767,338.05.
CC.    Estoppels. Each and every representation and warranty made by the Property Owner and the Associations in the City Center Declaration Estoppel, the Supplemental Declaration Estoppel, the Parking Operating Agreement Estoppel, Condo Declaration Estoppel and the REA Estoppels (collectively, the "Estoppel Representations") is incorporated by reference and will be deemed to be made by each of the Cousins Parties with the same force and effect as if same were explicitly contained in this Section 9.1. All references to "representations and warranties in this Agreement", "representations and warranties made in this Agreement", "representations and warranties contained in this Agreement" (or words of similar import) or to the "Cousins' Express Representations and Warranties" will be deemed to include the Estoppel Representations.
DD.    Tax Abatements. 3280-I's records reflect that the tax abatement for the T100 Property commenced on January 1, 2009, based on building completion date of September 10, 2008, which is the date that the certificate of occupancy was issued for the residential condominium building known as Ten Terminus located above the Parking Component . 3280-I's records reflect that, although the tax abatement was to commence for the T100 Property on the January 1 following the date of issuance of the certificate of occupancy for the building on the T100 Property, the tax assessor took the position that the building was not complete until the parking deck below Ten Terminus was complete and the certificate of occupancy was issued for Ten Terminus. 3280-III's records reflect that the tax abatement for the T200 Property commenced on January 1, 2010, based on a building completion date of September 28, 2009.
EE.    Income Statements. Cousins Parties confirm, to the best of their knowledge and belief, as of the date of this Agreement, each of the following:
(i)    Cousins Parties have made available to Acquisition the unaudited balance sheet and income statement of each Property as of and for the year ended December 31, 2012.
(ii)    Cousins Parties are not aware of any material items that should be recorded in the unaudited balance sheet or income statement referred to above.
(iii)    The accounting records underlying the Statement are the records that each respective Property Owner uses in the ordinary course of business.
9.2    Modifications, Reaffirmation at Closing. All of the foregoing representations and warranties will be reaffirmed in writing at Closing. In the event that there is any material change to any of the representations and warranties made, the Cousins Parties shall give prompt written notice thereof to Acquisition in order to reflect the accurate state of facts with respect to the foregoing.

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9.3    Survival. All references in this Agreement to the "knowledge of Cousins" or "knowledge of Property Owner", "knowledge of 3280-I" or "knowledge of 3280-III" or "knowledge of the Cousins Parties" will refer only to the actual knowledge of Carl Dickson and Colin Connolly of Cousins, who each have been actively involved in the management of the Assets. The term "knowledge of Cousins", "knowledge of Property Owner", "knowledge of 3280-I", "knowledge of 3280-III or "knowledge of the Cousins Parties" will not be construed, by imputation or otherwise, to refer to the knowledge of any Affiliate of Cousins, Cousins/MSREF LLC or 3280-I or 3280-III, or to any other partner, beneficial owner, officer, agent, manager, representative or employee of Cousins, Cousins/MSREF LLC, 3280-I or 3280-III, or any of their respective Affiliates, or to impose on any of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There will be no personal liability on the part of the individuals named above arising out of any representations or warranties made in this Agreement or otherwise. All references in this Agreement to the "knowledge" of Acquisition or words of similar import will refer only to the actual knowledge of Robert Niedzwiecki, the acquisition officer of Acquisition responsible for this Transaction, and will not be construed, by imputation or otherwise, to refer to the knowledge of any Affiliate of Acquisition, or to any other partner, beneficial owner, officer, agent, manager, representative or employee of Acquisition, or any of their respective Affiliates. The Cousins' Express Representations and Warranties will survive Closing for a period of one (1) year following Closing (the "Survival Period") and will not be merged with the execution and delivery of the Closing documents. A Party will have no liability for a breach or inaccuracy of any of the representations and warranties unless the benefitted Party has delivered to the representing Party written notice of such breach or inaccuracy on or prior to the expiration of the Survival Period.
9.4    Acquisition's Representations and Warranties. Acquisition, as of the date of the execution of this Agreement by Acquisition, represents and warrants to Cousins as follows:
A.    Organization, Power and Authority. Acquisition is a duly organized and validly existing entity under the laws of the State of its formation. Acquisition has the right, power and authority to enter into this Agreement. The person executing this Agreement on behalf of Acquisition is authorized to do so.
B.    No Bankruptcy. Acquisition has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non‑judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors.
C.    Litigation Proceedings. To Acquisition's knowledge, there are no judgments unsatisfied against Acquisition. There is no litigation, claim or proceeding pending or, to Acquisition's knowledge, threatened against Acquisition which would have a material adverse

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impact on the Transaction. There is no criminal investigation concerning Acquisition which will have a material adverse affect on its ability to perform under this Agreement.
D.    Modifications; Reaffirmation at Closing. All of the foregoing representations and warranties of Acquisition will be reaffirmed by Acquisition in writing at Closing. In the event that there is any material change to any of the representations and warranties made herein by Acquisition, Acquisition agrees to give prompt written notice to Cousins in order to reflect the accurate state of facts with respect to the foregoing.
E.    Accredited Investor. Acquisition is an "accredited investor" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and has such knowledge and experience in financial matters as to be capable of evaluating the risks and merits of any investment in the Venture. Acquisition is acquiring the interests in Venture for its own account for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act or any state securities laws.
F.    Survival. The representations and warranties set forth above shall survive Closing hereunder for a period of one (1) year after the Effective Date (the "Survival Period") and will not be merged with the execution and delivery of the Closing documents. Acquisition will have no liability for a breach or inaccuracy of any of the representations and warranties unless Cousins has delivered to Acquisition written notice of such breach or inaccuracy on or prior to the expiration of the Survival Period.
10.    Cousins' Covenants. The following covenants are made with respect to actions between the Effective Date and the Closing Date:
10.1    No Alteration of Title. 3280-I will not, so long as this Agreement remains in effect, further alter or encumber in any way 3280-I's title to the T100 Property after the date of this Agreement without the prior written consent of Acquisition, which consent will not be unreasonably withheld. 3280-III will not knowingly allow Cousins/MSREF LLC to further alter or encumber in any way 3280-III's title to the T100 Property after the date of this Agreement without the prior written consent of Acquisition, which consent will not be unreasonably withheld.
10.2    Standard of Operation and Maintenance. 3280-I will operate, manage and maintain the T100 Property in a manner consistent with past practices in the ordinary course of business. 3280-III will use reasonable efforts to cause Cousins/MSREF LLC to operate, manage and maintain the T200 Property in a manner consistent with past practices in the ordinary course of business. The Cousins Parties will comply in all material respects with all of their material obligations under the Ground Leases, the Bond Documents, the Existing Loan Documents, the City Center Declaration, the REA, and the Parking Operating Agreement and will not modify, amend or terminate any of the foregoing documents (except as provided in this Agreement) without Acquisition's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.
10.3    Approved New Leases and Modifications to Existing Leases. During the pendency of this Agreement except as provided in this Section 10.3, 3280-I will not, and

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3280-III will not knowingly allow Cousins/MSREF LLC (which, if it were to occur, would constitute a failure of a condition precedent to the obligations of Acquisition under this Agreement) to, enter into any lease, license or other occupancy agreement affecting the Property, or modify, amend, or terminate, any of the existing Leases without Acquisition's prior written consent in each instance, which consent will not, prior to the expiration of the Due Diligence Deadline, be unreasonably withheld, delayed or conditioned, each of which requests will be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Property Owner wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Concessions, free rent and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. Any new lease approved by Acquisition pursuant to this Section 10.3 is defined as an "Approved New Lease". At Closing, Venture will reimburse Property Owner for any Tenant Concessions, leasing commissions or other reasonable out of pocket expenses actually incurred by Property Owner pursuant to a renewal or expansion of any existing Lease executed after the Effective Date or Approved New Lease. The acquiring entity will assume all Approved New Leases, including the obligation to pay Tenant Concessions and leasing commissions.
Notwithstanding any other provision of this Agreement to the contrary, Acquisition's consent is not required for managerial activities related to the Leases conducted in the ordinary course, such as providing estoppel certificates and executing agreements establishing critical lease dates (such as commencement dates, rent commencement dates, expiration dates, etc., but excluding (i) any action relating to common area maintenance or other tenant reimbursables with respect to a tenant or other occupant of the Asset that would impact any period after the Effective Date, or (ii) the granting of any concession to a tenant or other occupant of the Asset for (or impacting) any period after the Effective Date. Cousins Parties will deliver copies of all of such documents promptly to Acquisition, but in all events not later than five (5) Business Days prior to Closing. With regard to all correspondence to and from Cousins Parties and Acquisition relating to leasing activities pursuant to this Section 10.3, it is agreed that the correspondence may be given by e-mail to Colin Connolly (colin.connolly@cousinsproperties.com) of Cousins and Andrea Pierce (andrea.o.pierce@jpmorgan.com) and Shegun Holder (shegun.k.holder@jpmorgan.com) of Acquisition so that the timeliness of information sharing and response on these matters will be enhanced.
10.4    Insurance. During the pendency of this Agreement, 3280-I and 3280-III will cause the insurance policies covering the Improvements which are currently in force and effect to be maintained.
10.5    Notice of Property Matters. 3280-I and 3280-III will keep Acquisition informed as to all material developments with respect to the Assets including, without limitation, providing Acquisition with (i) prompt notice of all new Leases and Operating Agreements or modifications to existing Leases and Operating Agreements entered into in accordance with the terms of this Agreement (together with copies of the same), (ii) copies of all material correspondence received or delivered with respect to the Assets (including default notices under the Property Agreements), promptly following receipt or delivery, and (iii) notice of any breach of the representations and warranties contained in this Agreement promptly after becoming aware

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of any such breach. Property Owners will not (and will cause Cousins/MSREF LLC not to, and if it were to occur, will constitute the failure of a condition precedent to the obligations of Acquisition) enter into any new Operating Agreements without the prior written consent of Acquisition, which consent will not be unreasonably withheld.
10.6    Representations and Warranties. The Cousins Parties will not take any action which makes any of Cousins' Express Representations and Warranties untrue or inaccurate in a manner which would produce a material adverse impact on the Assets or fail to take any action which would ordinarily be taken in the normal course of business to prevent any of the Cousins' Express Representations and Warranties from becoming untrue or inaccurate in a manner which would produce a material adverse impact on the Assets.
10.7    Termination at Closing of Affiliate Management and Leasing Agreements. At Closing, the Cousins Parties will terminate the Affiliate management agreements for each Property and any Affiliate leasing agreements for the Property.
10.8    Unrecorded Contractual Agreements Regarding Residential Components of Terminus. 3280-I recently completed the sale of the residential components of the Terminus® project to Crescent Terminus Venture, LLC ("Crescent"). 3280-I has delivered to Acquisition a copy of the Post Closing Work Agreement between Crescent and the Terminus Master Condominium Association. There is a letter agreement being pursued by Crescent from the owners of the project adjoining the T200 Property known as Tower Place which may allow the users of the parking deck for the T200 Property to make left turns out of the deck during periods of road closures. If and when the letter agreement is obtained, the benefit of the letter agreement will be assigned to T200 LLC.
3280-III has provided to Acquisition a copy of the Eighth Amendment to Purchase Agreement dated December 20, 2012 between Crescent and 3280-I that obligates the parties to work together to create and record mutual easements for project signage (which are anticipated to include signs on both the T100 Property and the T200 Property). Acquisition and Cousins agree to cause T100 LLC and T200 LLC to reasonably cooperate with Crescent to create mutually beneficial signage consistent with the sign plan referred to in the amendment.
The provisions of this Section 10.8 will survive Closing.
10.9    Amendments to Declarations/REAs. The Cousins Parties will not, so long as this Agreement remains in effect, amend or modify the City Center Declaration, the Supplemental Declaration, the Condominium Declaration, the REA, the Parking Operating Agreement or any other Permitted Exception after the date of this Agreement without the prior written consent of Acquisition, which consent will not be unreasonably withheld.
10.10    Amendments to Bond Documents and Existing Loan Documents. The Cousins Parties will not, so long as this Agreement remains in effect, amend or modify the T100 Bond Documents, the T200 Bond Documents or the Existing Loan Documents after the date of this Agreement without the prior written consent of Acquisition, which consent will not be unreasonably withheld.

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10.11    Indemnity Regarding Lawsuit. With respect to Civil Action File No. 12EV015547B, styled 3280 Peachtree I LLC v William Daniel Hair Care, Inc., and William Murphy (the "Ongoing Lawsuit"), 3280-I may elect to continue to prosecute the Ongoing Lawsuit (even if T100 LLC must serve as a nominal plaintiff) at its sole cost and expense after the Closing.  If Acquisition or any Affiliate is named as a defendant in the Ongoing Lawsuit, 3280-I hereby agrees to defend Acquisition and any such Affiliate at 3280-I’s sole cost and expense with attorneys selected by 3280-I (and Acquisition waives any actual or perceived conflict of interest in connection therewith).  Acquisition acknowledges and agrees that 3280-I shall have sole control of the Ongoing Lawsuit, including the right to compromise and/or settle the same or cause the same to be tried and to take, conduct, withdraw and/or settle appeals.  3280-I shall keep Acquisition reasonably informed as to the status of the Ongoing Lawsuit and consult with Acquisition with respect thereto following request.  Acquisition shall reasonably cooperate with 3280-I in connection with the Ongoing Lawsuit including, without limitation, executing all instruments and documents which may reasonably be requested in order to facilitate prosecuting, defending, settling or appealing the Ongoing Lawsuit.  If 3280-I shall elect to settle the Ongoing Lawsuit, 3280-I shall be responsible for the cost of settlement.  Any payments or reimbursements made or required to be made to the tenant or its representatives in connection with the Ongoing Lawsuit, whether in connection with a settlement, judgment or otherwise, shall be paid by 3280-I at its sole expense. Likewise, 3280-I shall have the sole right to any damages recovered in connection with the Ongoing Lawsuit.  The terms and provisions of this Section 10.11 will survive Closing.
11.    Notices. Wherever any notice or other communication is required or permitted under this Agreement, such notice or other communication must be in writing and must be delivered by overnight courier for next Business Day delivery, hand, facsimile transmission, electronic mail, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice by a party to this Agreement:

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Acquisition:	J.P. Morgan Investment Management Inc. 270 Park Avenue, 7th Floor New York, NY 10017 Attention: Blake R. Berg Facsimile: (212) 648-2262 E-mail: blake.r.berg@jpmorgan.com

And to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attention: Steven P. Moskowitz, Esq. Facsimile: (212) 806-6006 E-mail: smoskowitz@stroock.com

The Cousins Parties:	c/o Cousins Properties Incorporated 191 Peachtree Street, Suite 500 Atlanta, Georgia 30303-1740 Attention: Corporate Secretary Facsimile: (404) 407-1641 E-mail: corporatesecretary@cousinsproperties.com

with a copy to:	Troutman Sanders LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308-2216 Attention: Maureen Theresa Callahan Facsimile: (404) 962-6520 E-mail: maureen.callahan@troutmansanders.com

Any notice or other communication (i) mailed will be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand will be deemed effectively given or received upon receipt or refusal, and (iii) sent by facsimile transmission will be deemed effectively given or received on the date of transmission of such notice and confirmation of such transmission if such transmission is made on a Business Day and received on or before 5:00 p.m. Eastern Time on such Business Day (otherwise, it will be deemed received on the next Business Day after the day of transmission of such notice and confirmation of such transmission, provided a second copy of the notice is sent by another permitted method). Notice by either party may be given by the attorneys for such party.
12.    Casualty and Condemnation.
12.1    Casualty. 3280-I will maintain property insurance in an amount not less than the full replacement value of the T200 Property, less a reasonable deductible. 3280-III will use reasonable efforts to cause Cousins/MSREF LLC to maintain property insurance in an amount

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not less than the full replacement value of the T200 Property, less a reasonable deductible. If prior to the Closing Date any portion of the Improvements is damaged or destroyed by fire or other casualty, then Cousins will promptly deliver written notice to Acquisition of such casualty, and the following provisions will apply with respect to such casualty:
A.    Material Casualty. If (i) such damage or destruction results in a casualty loss in an amount exceeding $1,250,000.00 or which will take longer than six (6) months to repair and restore, unless such loss is completely repaired prior to Closing in a manner reasonably acceptable to Acquisition, (ii) such damage or destruction may not be repaired or restored under applicable laws, (iii) such damage or destruction entitles any tenant leasing, in the aggregate, in excess of 50,000 square feet to terminate their Leases, (iv) the Property Owner's rights under its rent loss insurance policy covering the Asset affected by such damage and destruction are not assignable to the Acquiring Entity, or (v) such damage or destruction materially interferes with access to or parking at the Asset (any of the foregoing, a "Material Casualty"), then Acquisition will have the right to terminate this Agreement by written notice to Cousins at or prior to Closing and the Escrow Agent will promptly return the Earnest Money to Acquisition, in which event no Party will have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement.
B.    Closing After Casualty. If such damage or destruction is not a Material Casualty, then Acquisition will have no right to terminate this Agreement. In such event, or if this Agreement is not terminated pursuant to Subparagraph A, above, then at Closing the Property Owner will assign all insurance proceeds payable under insurance policies on account of such damage or destruction (including any rent loss insurance applicable to any period on and after the Closing Date), together with an amount equal to the deductible maintained under the applicable insurance policy and any uninsured amounts.
12.2    Condemnation. If prior to the Closing Date any Condemnation Proceeding is threatened (by a bona fide threat of condemnation by a body having the power of eminent domain), commenced or instituted against a Property or if Property Owner receives written notice that any material condemnation action or proceeding with respect to the Asset is contemplated by a body having the power of eminent domain, Cousins will promptly give written notice to Acquisition, and the following provisions will apply with respect to such Condemnation Proceeding:
A.    Material Condemnation. If such Condemnation Proceeding would result in a taking of any material part of the Asset or access thereto (as reasonably determined by Acquisition, a "Material Condemnation"), then Acquisition will have the right to terminate this Agreement by written notice to Cousins at or prior to Closing and the Escrow Agent shall promptly return the Earnest Money to Acquisition, in which event no Party will have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement.
B.    Closing After Condemnation. If such Condemnation Proceeding is not a Material Condemnation, then Acquisition will have no right to terminate this Agreement.

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In such event, or if this Agreement is not terminated pursuant to Subparagraph A, above, then at Closing (i) the conveyance of the Asset will be less such portion of the Asset so taken in (or will be subject to, as applicable) the Condemnation Proceeding without adjustment of the Acquisition Investment, and (ii) the Property Owner will assign or pay to the Acquiring Entity all such awards that have been or that may be made for such taking.
12.3    Survival. The provisions of this Article 12 will survive the Closing.
13.    No Brokers. Cousins and Acquisition each hereby represent and warrant to the other that it has not employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction. Cousins and Acquisition each hereby indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of this representation and warranty. This Article 13 will survive the Closing or any termination of this Agreement.
14.    Default and Remedies.
14.1    Default on or Prior to Closing. If the Transaction does not close on account of Acquisition's default, Cousins Parties will be entitled, as their sole remedy at law and in equity, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Acquisition. The parties acknowledge that it is impossible to estimate more precisely the damages which might be suffered by Cousins Parties on Acquisition's default, and that the Earnest Money is a reasonable estimate of Cousins Parties' probable loss in the event of default by Acquisition. Cousins Parties' retention of the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Cousins Parties' sole and exclusive remedy in the event of a default by Acquisition, and Cousins Parties hereby waives and releases any right to (and hereby covenants that it will not) sue Acquisition: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision will not apply to or limit Acquisition's liability for Acquisition's obligations under Sections 13 and 15.16 of this Agreement. Acquisition waives and releases any right to (and hereby covenants that it will not) sue Cousins Parties or seek or claim a refund of the Earnest Money on the grounds it is unreasonable in amount and exceeds Cousins Parties' actual damages or that its retention by Cousins Parties constitutes a penalty and not agreed upon and reasonable liquidated damages. The Parties acknowledge that pursuant to Article 6 of this Agreement, if the transaction contemplated under the POC Contract does not close on account of any breach or default by Crescent POC, then Acquisition will be deemed to be in default under this Agreement and in such case, the Cousins Parties shall be entitled to the rights and remedies described in this Section 14.1.
If the transaction contemplated by this Agreement does not close on account of Cousins Parties' default, Acquisition will be entitled, as its sole remedy, to receive the prompt return of the Earnest Money from Escrow Agent, and seek recovery of Acquisition's actual out-of-pocket

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expenses incurred in connection with this Agreement and Acquisition's review and inspection of the Asset (SUCH AMOUNT TO NOT EXCEED $500,000.00). Acquisition expressly waives its rights to seek damages in the event of Cousins Parties' default. The Parties acknowledge that pursuant to Article 6 of this Agreement, if the transaction contemplated under the POC Contract does not close on account of any breach or default by Cousins POC, the Cousins Parties shall be deemed to be in default under this Agreement and in such case, Acquisition shall be entitled to the rights and remedies described in this Section 14.1.
14.2    Default Subsequent to Closing; Liability and Limitation of Liability. Subject to any express provision of the Venture Agreement to the contrary, in no event will any of the Cousins Related Parties or any Affiliate of Cousins (other than the Cousins Parties), have any liability (personal or otherwise) under this Agreement with respect to claims for any breach of Cousins' Express Representations and Warranties or otherwise.
With respect to the liability of the Cousins Parties under this Agreement subsequent to Closing on account of breaches of the Cousins' Express Representations and Warranties by the Cousins Parties, Acquisition expressly acknowledges and agrees that, notwithstanding any provision of the Venture Agreement, the T100 LLC Agreement, the T200 LLC Agreement or this Agreement to the contrary, (i) in no event will the Cousins Parties have any obligation to make payment with respect to claims for any breach of the Cousins' Express Representations and Warranties under this Agreement unless and until such claims exceed $50,000.00 in the aggregate, in which event the full amount of such claims will be actionable, and (ii) in no event will the Cousins Parties' total liability for any breach of the Cousins' Express Representations and Warranties exceed, in the aggregate, $4,000,000.00; provided, however, that such limitations of liability will not apply to any breach by Cousins Parties with respect to its representations and warranties as to the free rent, abatement of rent, Tenant Concessions or any reimbursements, credits or payments owed to a tenant, as set forth in subsection 9.1L above. In no event will the Cousins Parties be liable for, nor will Acquisition seek, any consequential, indirect or punitive damages; and in no event will any claim for a breach of the Cousins' Express Representations and Warranties be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Acquisition or an Acquisition Related Party prior to the Closing or which was contained in the secure electronic data room established by or on behalf of the Cousins Parties prior to Closing.
Nothing set forth in this Agreement will prohibit or impair the right of either Cousins or Acquisition to exercise any rights or remedies under the Venture Agreement, the Management Agreements, the T100 LLC Agreement or the T200 LLC Agreement as the case may be, including, but not limited to, any right to require contributions or additional capital contributions.
14.3    Survival. The provisions of this Article 14 will survive the Closing or any earlier termination of this Agreement.

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15.    General Provisions.
15.1    Execution Necessary. This Agreement will not be binding on the Parties until fully executed and delivered by an authorized officer of each Party to this Agreement.
15.2    Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together will constitute one and the same original. To facilitate the execution and delivery of this Agreement, the Parties may execute and exchange counterparts of the signature pages by facsimile or email (in PDF format), and the signature page of any party to any counterpart may be appended to any other counterpart.
15.3    Successors and Assigns. No Party will have the right to assign or delegate any of its rights, duties or obligations under this Agreement to any other Party. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
15.4    Entire Agreement. This Agreement, the T100 LLC Agreement, the T200 LLC Agreement and the Venture Agreement, all the exhibits referenced and attached, and all agreements entered into on the Closing Date, contain the entire agreement of the Parties with respect to the Transaction, and no prior agreement or understanding (including without limitation the Term Sheet) pertaining to any of the matters connected with this Transaction will be effective for any purpose. Except as may be otherwise provided in this Agreement, the agreements embodied in this Agreement may not be amended except by an agreement in writing signed by the Parties.
15.5    Time is of the Essence. TIME IS OF THE ESSENCE of this Agreement.
15.6    Governing Law. This Agreement will be governed by the laws of the State of Georgia.
15.7    Survival. All covenants, agreements, indemnities, representations and warranties contained in this Agreement will merge with the execution and delivery of the documents at Closing as of the Closing Date, except as may be otherwise specifically provided in this Agreement.
15.8    Further Assurances. Each Party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This covenant will survive the Closing.
15.9    Exclusive Application. Nothing in this Agreement is intended or will be construed to confer upon or to give to any person, firm or corporation other than the Parties to this Agreement any right, remedy or claim under or by reason of this Agreement.
15.10    Partial Invalidity. If all or any portion of any of the provisions of this Agreement are declared invalid, then the performance of the offending provision will be excused

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by the Parties; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and the other Party does not promptly enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision in a manner which counsel to both parties determine is valid, then the Party for whose benefit such excused provision was inserted in this Agreement will have the right, exercisable by written notice given to the other Party within ten (10) days after such provision is so declared invalid, to terminate this Agreement; following which this Agreement will be of no further force or effect except as stated to the contrary.
15.11    Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement. If any Party to this Agreement is made up of more than one person or entity, then all such persons and entities will be included jointly and severally, even though the defined term for such Party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period will be extended until the next Business Day. This Agreement will be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted. If any words or phrases in this Agreement will have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement will be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference will be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.
15.12    Waiver of Rights. Each Party reserves the right to waive, in whole or in part, any provision which is for the benefit of the waiving Party.
15.13    No Implied Waiver. Unless otherwise expressly provided in this Agreement, no waiver by a Party of any provision will be deemed to have been made unless expressed in writing and signed by such Party. No delay or omission in the exercise of any right or remedy accruing to a Party upon any breach under this Agreement will impair such right or remedy or be construed as a waiver of any such breach. The waiver by a Party of any breach of any term, covenant or condition stated in this Agreement will not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition contained in this Agreement.
15.14    Attorney's Fees. Should a Party employ an attorney or attorneys to enforce any of the provisions of this Agreement or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non‑prevailing Party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing Party all reasonable costs, damages and expenses, including reasonable attorney's fees, expended or incurred.
15.15    Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are incorporated in this Agreement in full by this reference.

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15.16    Confidentiality. All information acquired by Acquisition or any of Acquisition's Representatives with respect to the Asset, whether delivered by Cousins Parties or any of Cousins Parties' representatives or obtained by Acquisition as a result of its inspection and investigation of the Asset, examination of Cousins Parties' books, records and files, or otherwise (collectively, the "Due Diligence Material") will, prior to Closing, be used solely for the purpose of determining whether the Asset is suitable for Acquisition's acquisition and ownership and for no other purpose whatsoever. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain will, prior to Closing, be kept in strict confidence by Acquisition and will not be disclosed to any individual or entity other than to Acquisition's Representatives for the purpose of assisting Acquisition in evaluating or acquiring or financing the Asset. However, Acquisition will have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or other legal process. The limitations on disclosure contained in this Section 15.16 will not apply after Closing or to any information (a) which at the time of disclosure is in the public domain, or (b) which after disclosure comes into the public domain for any reason except failure by Acquisition to comply with the terms of this Agreement. Acquisition agrees to indemnify and hold Cousins Parties harmless from and against any and all loss, liability, cost, actual damage or expense that Cousins Parties may suffer or incur (including, without limitation, reasonable attorneys' fees actually incurred, but excluding consequential damages) as a result of the unpermitted disclosure or use of any of the Due Diligence Material prior to Closing. If Acquisition elects to terminate this Agreement or if the Closing fails to occur for any reason, Acquisition will promptly destroy all Due Diligence Material in the possession of Acquisition or maintain the same as confidential in a manner consistent with this Section 15.16.
15.17    Jury Trial. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTY AGAINST ANOTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.
15.18    Reporting. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code (the "Code") and any related reporting requirements of the Code, the Parties hereto agree as follows:
A.    to provide to the Title Company all information and certifications regarding such party, as reasonably requested by the Title Company or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
B.    to provide to the Title Company such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Title Company), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Title Company is correct.
15.19    Publicity. The parties agree that, prior to and after Closing, no Party will, with respect to this Agreement and the transactions contemplated by this Agreement, contact or

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conduct negotiations with public officials, make any public announcements or issue press releases to any third party without the prior written consent of the other Party unless required by law, including as may be required under any SEC regulations applicable to any Party (or their Affiliates). The Cousins Parties and Acquisition will each have the right to approve the press release of the other Party issued in connection with the Closing, which approval will not be unreasonably withheld. No Party will record this Agreement or any notice of this Agreement.
15.20    Joint and Several Liability. The obligations and liabilities of the Cousins Parties under this Agreement shall be joint and several. All obligations, covenants, agreements, representations and warranties of the Property Owners under this Agreement shall be deemed to be the obligations, covenants, agreements, representations and warranties of the Cousins Parties under this Agreement.
15.21    Survival. The provisions of this Article 15 will survive the Closing or any earlier termination of this Agreement.

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Acquisition and the Cousins Parties have executed this Agreement under seal as of the day and year first above written.

"COUSINS":

COUSINS PROPERTIES INCORPORATED, a Georgia corporation

By:
Name: Colin Connolly
Title: Senior Vice President
[CORPORATE SEAL]

"3280-I":

3280 PEACHTREE I LLC,
a Georgia limited liability company

By: Cousins Properties Incorporated,
its sole member

By:
Name: Colin Connolly
Title: Senior Vice President
[CORPORATE SEAL]

"3280-III":

3280 PEACHTREE III LLC, a Georgia
limited liability company

By: Cousins Properties Incorporated,
a Georgia corporation, its sole member

By:
Name: Colin Connolly
Title: Senior Vice President
[CORPORATE SEAL]

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"Acquisition":

TERMINUS ACQUISITION COMPANY LLC, a Delaware limited liability company

By:  Capitol Yards Acquisition REIT, Inc., a Delaware corporation, its sole member

            By:  ____________________________
Name:
Title:    Vice President
[CORPORATE SEAL]

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